UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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BLOCK, INC.
(Name of Registrant as Specified In Its Charter)
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Block, Inc.

Proxy Statement

Notice of 2022 Annual Meeting of Stockholders

JUNE 14, 2022

BLOCK, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. (U.S. Pacific Time) on Tuesday, June 14, 2022
Dear Stockholders of Block, Inc.:
We cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Block, Inc., a Delaware corporation, which will be held virtually on Tuesday, June 14, 2022, at 10:00 a.m. (U.S. Pacific Time). You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2022, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting, just as you could at an in-person meeting.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1. To elect two Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
2. To approve, on an advisory basis, the compensation of our named executive officers;
3. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;
4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
5. To vote upon a stockholder proposal, if properly presented at the Annual Meeting; and
6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 21, 2022 (U.S. Eastern Time) as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 21, 2022 (U.S. Eastern Time) are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at 1455 Market Street, Suite 600, San Francisco, California 94103. Reasonable accommodations will be made if we cannot make the list available at such location. The stockholder list will also be available online during the Annual Meeting. Further information regarding voting rights, the matters to be voted upon and instructions to attend the Annual Meeting is presented in the accompanying proxy statement.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our annual report is first being mailed on or about April 28, 2022 to all stockholders entitled to vote at the Annual Meeting. The accompanying proxy statement and our annual report can be accessed by visiting www.proxyvote.com. You will be asked to enter the 16-digit control number located on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting.
Holders of record of Chess Depositary Interests (“CDI”) as of the close of business on April 21, 2022 (U.S. Eastern Time) may vote the shares of our Class A common stock underlying their CDIs through our CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”). Each CDI holder may instruct CDN to vote on behalf of such CDI holder at the Annual Meeting by either voting online at www.investorvote.com.au or contacting Computershare Australia using the details on the Notice of Access Letter to request a hard copy of the CDI voting form to be sent in the mail to their registered address. The CDI Notice of Access Letter is being mailed or emailed from Australia to CDI holders on or about April 29, 2022 (Australia time).
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Annual Meeting or voting your shares (or directing CDN to vote if you hold your shares in the form of CDIs), please refer to the section titled “Questions and Answers About Our Proxy Materials and Annual Meeting” in this proxy statement. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
We appreciate your continued support of Block.
By order of the Board of Directors,

Jack Dorsey
Block Head and
Chairperson of the Board
April 28, 2022

EXECUTIVE SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Throughout this proxy statement, we refer to our 2022 annual meeting of stockholders (and any postponements, adjournments, or continuations thereof) as our Annual Meeting.
Information about our 2022 Annual Meeting of Stockholders
Date and Time: Tuesday, June 14, 2022, at 10:00 a.m. (U.S. Pacific Time).
Location: The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2022, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting.
Record Date: April 21, 2022 (U.S. Eastern Time)
Voting Matters
	Proposals	Board Recommendation	Page Number for Additional Information
1	To elect Jack Dorsey and Paul Deighton as Class I directors.	FOR	20
2	To approve, on an advisory basis, the compensation of our named executive officers.	FOR	21
3	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	ONE YEAR	22
4	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.	FOR	23
5	To vote upon a proposal submitted by one of our stockholders regarding a change in stockholder voting, if properly presented at the Annual Meeting.	AGAINST	25
We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this proxy statement, we have not received notice of any such business.
BLOCK 2022 Proxy Statement	i

Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe promote long-term value and serve the best interest of all our stockholders, sellers, customers and other stakeholders. Some highlights of our corporate governance practices are listed below:
•	Proactive approach to board pipeline management
•	10 out of 13 current directors are independent
•	4 out of 13 current directors are women; 3 out of 13 identify as LGBTQ or are underrepresented minorities
•	3 out of 5 executive officers are women
•	Separate lead independent director and Chairperson
•	Strong risk oversight by full board and committees
•	Annual board, committee and individual director evaluations
•	Significant stock ownership requirements for directors and executive officers
•	Insider Trading Policy prohibits hedging and pledging transactions
•	All board committees are 100% independent
•	Each director attended at least 75% of board and committee meetings held during the period for which they served
Our 2022 Director Nominees
Our Class I director nominees both currently serve on the board and demonstrate a mix of experiences and perspectives.
Name	Director Since	Experience	Indepen- dence	Board and Committee Positions	Other Current Public Company Boards
Jack Dorsey	2009	Block Head and Chairperson - Block, Inc.	X	Chairperson of the Board	Twitter, Inc.
Paul Deighton	2016	Former U.K. Commercial Secretary to the Treasury	✔	Compensation Committee	None
BLOCK 2022 Proxy Statement	ii

Executive Compensation Philosophy and Highlights
Our Compensation Philosophy
Block stands for economic empowerment. We build tools to help more people access the economy. Square helps sellers run and grow their businesses with its integrated ecosystem of commerce solutions, business software, and banking services. With Cash App, anyone can easily send, spend or invest their money in stocks or Bitcoin. Artists use TIDAL to help them succeed as entrepreneurs and connect more deeply with their fans. TBD is building an open developer platform to make it easier to access Bitcoin and other blockchain technologies without having to go through an institution. Our customers inspire us in how they innovate, take risks and take ownership. We want our employees, like our customers, to act like owners. Our compensation approach reflects this philosophy.
To this end, our compensation programs are designed to attract, retain and grow the best teams while reflecting the core tenets of our culture:
•
Performance-driven: By creating compensation programs that reward individual performance and achievement of corporate objectives, our employees are incentivized to perform their best work and receive financial awards for their impact on Block and our business.

•
Fairness: By designing and delivering compensation programs that are equitable across similarly situated employees, our employees are motivated to work collaboratively to achieve our long-term business objectives and serve our customers.

•
Simplicity: By providing compensation programs that are simple and do not distract from their day-to-day responsibilities, our employees are able to focus on growing our business and are rewarded when Block is successful.

Executive Compensation Highlights
•	Block Head Compensation. At his request, our Block Head receives no cash or equity compensation except for an annual salary of $2.75.
•
Annual Say-on-Pay Vote. We conduct an annual non-binding advisory vote on the compensation of our named executive officers. At our 2021 annual meeting of stockholders, more than 93% of the votes cast on the say-on-pay proposal were voted in favor of the named executive officers’ compensation.

•
Clawback Policy. Our executives are subject to a clawback policy, which permits our board to require forfeiture or reimbursement of incentive compensation if an executive engages in certain misconduct.

•	Independent Compensation Consultant. Our compensation committee engages its own independent compensation consultant to advise on executive and non-employee director compensation matters.
•
Alignment of Compensation with Company Success. A substantial percentage of our executive’s compensation aligns with the long-term success of the company through grants of stock options and restricted stock-based awards.

•	Risk Oversight. Risk and exposures mitigated by strong oversight by our compensation committee.
•
Stock Ownership Guidelines. Our stock ownership guidelines require significant stock ownership levels and are designed to align the long-term interests of our executives and non-employee directors with those of our stockholder.

BLOCK 2022 Proxy Statement	iii

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Block, Inc., a Delaware corporation (referred to herein as the “Company”, “Block”, “we”, “us” or “our”), is committed to having sound corporate governance principles. Our business affairs are managed under the direction of our board of directors, which is currently composed of 13 members. Mr. Viniar and Dr. Patterson, who are each Class I directors, have informed the Company of their decision to not stand for re-election at the Annual Meeting. Their decision to not stand for re-election was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Their term as directors will end when their current term as Class I directors expires at the Annual Meeting. Concurrent with the Annual Meeting, the size of the board of directors will decrease from 13 directors to 11 directors.
All of our directors, other than Messrs. Carter, Dorsey and McKelvey, are independent within the meaning of the listing standards of the New York Stock Exchange. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2022 and certain other information for each of the members of our board of directors with terms expiring at our Annual Meeting, who are also nominees for election as a director at the Annual Meeting, and for each of the continuing members of our board of directors:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Jack Dorsey	I	45	Block Head and Chairperson	2009	2022	2025
Paul Deighton(1)*	I	66	Director	2016	2022	2025
Continuing Directors
Roelof Botha(1)(2)	II	48	Director	2011	2023	—
Amy Brooks(3)	II	47	Director	2019	2023	—
Shawn Carter	II	52	Director	2021	2023	—
James McKelvey	II	56	Director	2009	2023	—
Randy Garutti(3)	III	46	Director	2017	2024	—
Mary Meeker(1)	III	62	Director	2011	2024	—
Sharon Rothstein(1)	III	64	Director	2022	2024	—
Lawrence Summers(2)	III	67	Director	2011	2024	—
Darren Walker(3)	III	62	Director	2020	2024	—
(1)	Member of our compensation committee
(2)	Member of our audit and risk committee
(3)	Member of our nominating and corporate governance committee
*	Effective at the Annual Meeting, Mr. Deighton will join our audit and risk committee and serve as its Chair following Mr. Viniar’s departure.
BLOCK 2022 Proxy Statement	1

Nominees for Director
Jack Dorsey is our co-founder and has served as our principal executive officer and as a member of our board of directors since July 2009, having previously served as our Chief Executive Officer and President since July 2009 until his title changed to Block Head as of April 2022. From May 2007 to October 2008, Mr. Dorsey served as President and Chief Executive Officer of Twitter, Inc. (“Twitter”). Mr. Dorsey returned to serve as Chief Executive Officer of Twitter from July 2015 until November 2021. He has served as a director of Twitter since May 2007 and will not stand for re-election at Twitter’s 2022 annual stockholders’ meeting. From December 2013 to March 2018, Mr. Dorsey served as a member of the board of directors of The Walt Disney Company.
Mr. Dorsey was selected to serve on our board of directors because of the perspective and experience he provides as one of our founders and our Block Head, as well as his extensive experience with technology companies and innovation.
Paul Deighton has served as a member of our board of directors since May 2016. Mr. Deighton has served as the non-executive Chairperson of The Economist Group since July 2018 and of Heathrow Airport Holdings Limited, the owner of Heathrow Airport in the United Kingdom, since June 2016. From December 2012 to May 2015, Mr. Deighton served as Commercial Secretary to the Treasury and as a member of the House of Lords in the United Kingdom. Mr. Deighton previously served as the Chief Executive Officer of the London Organising Committee of the Olympic and Paralympic Games and held various roles at Goldman. Mr. Deighton currently serves as the non-executive Chairperson of Hakluyt Company Limited, an advisory firm, and as a member of the Restoration and Renewal Programme Sponsor Body of the Houses of Parliament. Mr. Deighton holds a B.A. in Economics from Trinity College, Cambridge University.
Mr. Deighton was selected to serve on our board of directors because of his financial and business expertise, as well as his international perspective and his government and regulatory experience.
Continuing Directors
Roelof Botha has served as a member of our board of directors since January 2011 and has been appointed as our Lead Independent Director, effective at the Annual Meeting. Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member of Sequoia Capital Operations, LLC. From 2000 to 2003, Mr. Botha served in various positions at PayPal, including as Chief Financial Officer. Mr. Botha currently serves on the boards of directors of 23andMe Holding Co., Bird Global, Inc., Eventbrite, Inc. (“Eventbrite”), Natera, Inc., MongoDB, Inc. and Unity Software Inc. and a number of privately-held companies. Mr. Botha has notified Eventbrite that he does not plan to stand for re-election when his current term expires at the company’s 2022 annual meeting of stockholders, expected to be held in June 2022. Mr. Botha holds a B.S. in Actuarial Science, Economics and Statistics from the University of Cape Town and an M.B.A. from the Stanford Graduate School of Business.
Mr. Botha was selected to serve on our board of directors because of his financial and managerial experience.
Amy Brooks has served as a member of our board of directors since October 2019. Since November 2017, Ms. Brooks has served as President, Team Marketing & Business Operations and Chief Innovation Officer at the National Basketball Association (“NBA”), after serving as Executive Vice President from May 2014 to November 2017 and Senior Vice President from January 2010 to
BLOCK 2022 Proxy Statement	2

May 2014. Ms. Brooks also currently serves on the board of the Positive Coaching Alliance and on the board of directors of a privately-held company. Ms. Brooks holds a B.A. in Political Science and Communication from Stanford University and an M.B.A. from the Stanford Graduate School of Business.
Ms. Brooks was selected to serve on our board of directors because of her sales and marketing experience, as well as her expertise in growing a global brand.
Shawn Carter has served as a member of our board of directors since May 2021. Known professionally as Jay-Z, Mr. Carter is a musician, songwriter, record executive, producer and entrepreneur. He has served as the co-founder and majority owner of Roc Nation LLC and founder of Marcy Media LLC, a full-service agency and entertainment company, since 2008 and co-founder and Manager of Marcy Venture Partners, L.P., a venture capital and private equity firm, since March 2019. Since March 2015, he has been a founder, shareholder and artist of TIDAL, which is currently majority owned by Block. Since 2014, Mr. Carter has served as the co-founder, manager and board member of Ace of Spades Holdings, LLC, a luxury champagne company, and serves on the boards of directors of a number of privately-held companies. Mr. Carter has also served as the Chief Visionary Officer of TPCO Holdings Corp. (“TPCO Holdings”) since November 2020, and previously the Chief Brand Strategist of Caliva, from July 2019 until its acquisition by TPCO Holdings in November 2020. Since 2003, Mr. Carter has served as the founder of the Shawn Carter Scholarship Foundation, a charitable organization focused on education. He also currently serves on the board of directors of REFORM, a philanthropic organization advocating for criminal justice reform.
Mr. Carter was selected to serve on our board of directors because of his entrepreneurial experience and expertise in the music industry, which is valuable for our TIDAL business.
James McKelvey is our co-founder and has served as a member of our board of directors since July 2009. Since March 2012, Mr. McKelvey has served in various positions at Mira Smart Conferencing, a digital conferencing company. Mr. McKelvey previously served on the boards of directors of MoneyonMobile, Inc. from May 2016 to August 2018 and Ajax I Holdings, Inc. from October 2020 to August 2021, and currently serves on the boards of directors of a number of privately-held companies, as well as the Federal Reserve Bank of St. Louis. Mr. McKelvey holds a B.S. in Computer Science and a B.A. in Economics from Washington University in St. Louis.
Mr. McKelvey was selected to serve on our board of directors because of the perspective and experience he brings as one of our founders.
Randy Garutti has served as a member of our board of directors since July 2017. Since April 2012, Mr. Garutti has served as Chief Executive Officer and on the board of directors of Shake Shack, Inc. (“Shake Shack”). Prior to becoming Chief Executive Officer, Mr. Garutti served as Chief Operating Officer of Shake Shack since January 2010. Before Shake Shack, Mr. Garutti was the Director of Operations for Union Square Hospitality Group, LLC, overseeing the operations for all its restaurants. Additionally, Mr. Garutti currently serves on the boards of directors of USHG Acquisition Corp. and the Columbus Avenue Business Improvement District, a not-for-profit organization. Mr. Garutti holds a B.S. in Hotel Administration from Cornell University's School of Hotel Administration.
Mr. Garutti was selected to serve on our board of directors because of his business expertise and leadership of a global brand.
Mary Meeker has served as a member of our board of directors since June 2011. Since January 2019, Ms. Meeker has served as a General Partner of Bond Capital. From December 2010 to December 2018, Ms. Meeker served as a General Partner of Kleiner Perkins Caufield & Byers.
BLOCK 2022 Proxy Statement	3

From 1991 to 2010, Ms. Meeker worked at Morgan Stanley as a Managing Director and Research Analyst. Ms. Meeker previously served on the boards of directors of LendingClub Corporation from June 2012 to June 2019 and DocuSign, Inc. from July 2012 to June 2019, and currently serves on the boards of directors of Nextdoor Holdings, Inc. and a number of privately-held companies. Ms. Meeker holds a B.A. in Psychology from DePauw University and an M.B.A. from Cornell University.
Ms. Meeker was selected to serve on our board of directors because of her extensive experience advising and analyzing technology companies.
Sharon Rothstein has served as a member of our board of directors since January 2022. Since October 2018, Ms. Rothstein has served as an Operating Partner at Stripes, LLC (“Stripes”), a growth equity firm. Prior to joining Stripes, Ms. Rothstein served as Executive Vice President, Global Chief Marketing Officer, and subsequently, as Executive Vice President, Global Chief Product Officer of Starbucks Corporation from April 2013 to February 2018. Prior to joining Starbucks, Ms. Rothstein held senior marketing and brand management positions with Sephora, Godiva, Starwood Hotels and Resorts, Nabisco Biscuit Company and Procter & Gamble. Ms. Rothstein currently serves on the boards of directors of Yelp Inc., InterContinental Hotels Group PLC and a number of privately-held companies. She previously served on the board of directors of Afterpay Limited (“Afterpay”) from June 2020 until its acquisition by Block in 2022. Ms. Rothstein holds a Bachelor of Commerce from the University of British Columbia and an M.B.A. from the University of California, Los Angeles.
Ms. Rothstein was appointed to our board of directors pursuant to the terms and conditions of Block’s acquisition of Afterpay Limited. She was selected to serve on our board of directors because of her marketing expertise and global operations experience.
Dr. Lawrence Summers has served as a member of our board of directors since June 2011. Since January 2011, Dr. Summers has served as the Charles W. Eliot University Professor & President Emeritus of Harvard University and the Weil Director of the Mossaar-Rahmani Center for Business & Government at the Harvard Kennedy School. From January 2009 to December 2010, Dr. Summers served as Director of the National Economic Council for President Obama. Dr. Summers previously served as President of Harvard University, and he has also served in various other senior policy positions, including as Secretary of the Treasury and Vice President of Development Economics and Chief Economist of the World Bank. Dr. Summers previously served on the board of directors of LendingClub Corporation from December 2012 to June 2018, and currently serves as the Chairperson of the International Advisory Board at Santander Bank and on the boards of directors of Skillsoft Corp. and Doma Holdings, Inc., as well as several privately-held companies. Dr. Summers holds a B.S. in Economics from Massachusetts Institute of Technology and a Ph.D. in Economics from Harvard University.
Dr. Summers was selected to serve on our board of directors because of his extensive policy experience and in-depth knowledge of macroeconomic trends.
Darren Walker has served as a member of our board of directors since June 2020. Since 2013, Mr. Walker has served as the President of the Ford Foundation, a philanthropic organization. From 2010 to 2013, he served as Vice President for Education, Creativity and Free Expression at the Ford Foundation. Prior to the Ford Foundation, Mr. Walker worked for the Rockefeller Foundation, a philanthropic organization, and served as a Vice President responsible for foundation initiatives from 2005 to 2010. Mr. Walker currently serves on the boards of directors of Ralph Lauren Corporation, PepsiCo, Inc. and on the boards of directors of several non-profit organizations, including the National Gallery of Art, Lincoln Center for the Performing Arts, Friends of the High
BLOCK 2022 Proxy Statement	4

Line, the Smithsonian National Museum of African American History & Culture and Carnegie Hall. Mr. Walker is also a member of the Council on Foreign Relations and the American Academy of Arts and Sciences. Mr. Walker holds B.A., B.S. and J.D. degrees from the University of Texas at Austin.
Mr. Walker was selected to serve on our board of directors because of his philanthropic experience and work around social justice, which is aligned with Block's purpose of economic empowerment.
Director Independence
Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). As noted in the commentary to the listing standards, the concern is independence from management.
Audit and risk committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning their background, employment and affiliations, our board of directors has determined that none of Mses. Brooks, Meeker and Rothstein, Messrs. Botha, Deighton, Garutti, Viniar and Walker and Drs. Patterson and Summers has a material relationship with the Company and that each of these current directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the New York Stock Exchange. In making the determination of the independence of our directors, the board of directors considered relevant transactions between Block and entities associated with our directors or members of their immediate families, including transactions involving Block and payments made to or from companies and entities in the ordinary course of business where our directors or members of their immediate families serve as partners, directors or as a member of the executive management of the other party to the transaction, and determined that none of these relationships constitute material relationships that would impair the independence of our directors.
Board Leadership Structure and Role of Our Lead Independent Director
Mr. Dorsey currently serves as the Chairperson of our board of directors and as our Block Head. Our independent directors bring experience, oversight and expertise from outside of our Company, while Mr. Dorsey brings current company-specific experience, leadership and insight. As our co-founder and Block Head, Mr. Dorsey is best positioned to identify strategic priorities, oversee product development, lead critical discussions and execute our business plans.
Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors should serve as our Lead Independent Director at any time when the Chairperson of our board of directors is not independent, including when our Block Head serves
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as the Chairperson of our board of directors. Because Mr. Dorsey is our Chairperson and is not an “independent” director as defined in the listing standards of the New York Stock Exchange, our board of directors has appointed a Lead Independent Director. Mr. Viniar has served as our Lead Independent Director since November 2015. In connection with Mr. Viniar’s decision to not stand for re-election at the Annual Meeting, the board appointed Mr. Botha as Lead Independent Director, effective at the Annual Meeting. Mr. Botha has served on the board of directors since January 2011. As a seasoned director with extensive experience in the financial technology industry, he has played an essential role advising our senior management in key strategic areas and has provided independent oversight in his role as a member of both our audit and risk committee and our compensation committee, and our board of directors believes that he will be a strong, independent and effective Lead Director.
Our Lead Independent Director is, among other things, responsible for the following:
•	calling, determining the agenda and serving as chairperson of meetings of independent directors and approving the agendas for regularly scheduled board of directors meetings;
•	facilitating discussion and open dialogue among the independent directors during board meetings, executive sessions and outside of board meetings;
•	providing feedback to the Company’s Block Head and Chairperson of the board regarding the executive sessions;
•	serving as liaison between the Chairperson and the independent directors, without inhibiting direct communication between them;
•	in consultation with our nominating and corporate governance committee, reviewing and reporting on the results of our board of directors and its committees’ performance self-evaluations;
•	serving as spokesperson for the Company as requested; and
•	performing such other responsibilities as may be designated by a majority of the independent directors from time to time.
We believe that the leadership structure of Mr. Dorsey’s combined role and having a separate Lead Independent Director enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders while ensuring robust, independent oversight by the board of directors and Lead Independent Director.
Board Meetings and Committees
During our fiscal year ended December 31, 2021, our board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which they have been a director and (ii) the total number of meetings held by all committees of our board of directors on which they have served during the periods that they served.
Although our Corporate Governance Guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our directors attended our 2021 annual meeting of stockholders.
Our board of directors has established an audit and risk committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each
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of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.
In addition to the responsibilities described below, each of the audit and risk committee, compensation committee, and nominating and corporate governance committee provide oversight over the relevant activities of Square Financial Services, Inc. (“Square Financial Services”).
Audit and Risk Committee
Our audit and risk committee currently consists of Messrs. Botha and Viniar and Drs. Patterson and Summers, with Mr. Viniar serving as Chair. Each of Mr. Viniar and Dr. Patterson will remain on the audit and risk committee until the Annual Meeting. Mr. Deighton will join the audit and risk committee and serve as Chair, effective at the Annual Meeting.
Each of our current audit and risk committee members and Mr. Deighton meets the requirements for independence for audit committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our audit and risk committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our board of directors has determined that each of Messrs. Botha, Viniar and Deighton is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”). Our audit and risk committee is, among other things, responsible for the following:
•	selecting and hiring a qualified independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
reviewing our financial statements and discussing the scope and results of the independent audit and quarterly reviews with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing, reviewing and approving the audit and risk committee report that the SEC requires to be included in our annual proxy statement;
•
reviewing the adequacy and effectiveness of our disclosure controls and procedures, and developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our program and policies on risk assessment and risk management, including risks associated with data privacy and cybersecurity;
•	reviewing and overseeing related party transactions for which review or oversight is required by applicable law or required to be disclosed in our financial statements or SEC filings; and
•	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.
Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A
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copy of the charter of our audit and risk committee is available on our investor relations website at https://investors.block.xyz. During 2021, our audit and risk committee held five meetings.
Compensation Committee
Our compensation committee consists of Mses. Meeker and Rothstein and Messrs. Botha and Deighton, with Ms. Meeker serving as Chair. Ms. Rothstein was appointed to the compensation committee effective April 20, 2022. Each of our compensation committee members meets the requirements for independence for compensation committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each of Mses. Meeker and Rothstein and Mr. Deighton is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is, among other things, responsible for the following:
•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;
•	overseeing our overall compensation philosophy and compensation policies, plans and benefits programs, including those for our executive officers;
•	administering our equity compensation plans; and
•	reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on our investor relations website at https://investors.block.xyz. During 2021, our compensation committee held five meetings.
Our compensation committee may delegate its authority and duties as it deems appropriate in accordance with applicable laws and regulations. Our compensation committee has delegated authority to our management equity committee, which during 2021 consisted of our Block Head and People Lead, to make equity grants within predetermined guidelines to employees and consultants who are not our Section 16 officers or members of our management equity committee. In addition, our compensation committee has a subcommittee comprised entirely of members of the compensation committee that meet the requirements of a “non-employee director,” as such term is used at the beginning of this section. This subcommittee has the nonexclusive authority to grant equity and other awards under our compensation plans that comply with Section 16 of the Exchange Act, to the extent applicable.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Ms. Brooks and Messrs. Garutti, Viniar and Walker, with Mr. Garutti serving as Chair. Mr. Viniar will remain on the nominating and corporate governance committee until the Annual Meeting.
Each of our nominating and corporate governance committee members meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our nominating and corporate governance committee is, among other things, responsible for the following:
•	identifying, evaluating and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
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•	evaluating the performance of our board of directors, individual directors and our Block Head;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	overseeing, reviewing and making recommendations to our board of directors regarding our corporate governance practices, including our Corporate Governance Guidelines;
•	overseeing the Company’s process for stockholder communications with the board of directors;
•
overseeing our commitment to inclusion and diversity (“I&D”), including our I&D policies and programs, and conducting a periodic review of our I&D efforts with our People Lead and Inclusion and Diversity Lead;

•
providing oversight of our commitment to environmental, social, and governance (“ESG”) programming and corporate responsibility initiatives, with periodic review of our ESG efforts with our Chief Financial Officer and Global ESG Lead;

•
reviewing and monitoring compliance with our Code of Business Conduct and Ethics and other actual and potential conflicts of interest, other than transactions with related parties reviewed by the audit and risk committee; and

•	reviewing the succession planning for our Block Head, as well as each of our other members of our executive management team.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our nominating and corporate governance committee is available on our investor relations website at https://investors.block.xyz. During 2021, our nominating and corporate governance committee held four meetings.
Compensation Committee Interlocks and Insider Participation
None of the current members of our compensation committee, or any member that served during the past fiscal year, is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our compensation committee. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees, including retaining a third-party executive search firm from time to time to identify and review candidates for membership on our board of directors. In its evaluation of director candidates, our nominating and corporate governance committee will
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consider the current size and composition, organization and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation:
•	Issues of character, integrity and judgment: Nominees must have the highest personal and professional ethics.
•
Diversity: Although our board of directors does not have specific requirements with respect to board diversity, it believes that our board should be diverse, including with respect to factors such as gender, race, ethnicity and experience. Further, our nominating and corporate governance committee has adopted a practice for open director positions which is similar to our RISE (Remarkable Interview Slate Enforcement) program, which we use for employee recruiting. RISE aims at ensuring we are consistently considering diverse slates of candidates by committing to interviewing at least one underrepresented minority or woman of any race/ethnicity for open positions in the U.S.

•
Area of expertise: Nominees must also have the ability to offer advice and guidance to our Block Head and other members of management based on proven achievement and leadership in the companies or institutions with which they are, or have been, affiliated.

•
Potential conflicts of interest and other commitments: Director candidates must understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings.

•
Other individual qualities and attributes: Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. While factors relating to diversity were considered for our current directors, no single factor was determinative with respect to any of our current directors.

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Stockholder Recommendations and Nominations to the Board of Directors
Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding the lesser of: (i) $2,000 in market value or (ii) one percent (1%) on a fully diluted basis of the Company’s securities continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the director nominee criteria described above that is applicable to all director candidates. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Chief Legal Officer or legal department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors and any additional information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Block, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. To be timely for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than the close of business on February 14, 2023 and no later than the close of business on March 16, 2023, or in the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, no earlier than the close of business on the 120th day before the 2023 annual meeting of stockholders and no later than the close of business on the later of either (i) the 90th day prior to the 2023 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of the 2023 annual meeting of stockholders.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our Chief Legal Officer at Block, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Chief Legal Officer or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors or the Lead Independent Director if the Chairperson of our board of directors is not independent.
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Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Block Head, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations website at https://investors.block.xyz. We will post amendments to our Corporate Governance Guidelines and our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Our board of directors recognizes the oversight of risk management as one of its primary responsibilities and central to maintaining an effective, risk aware and accountable organization. The oversight responsibility of our board of directors and its committees is enabled by management reporting processes that are designed to provide visibility to our board of directors regarding the identification, assessment and management of risks and management’s strategic approach to risk mitigation. Our Lead Independent Director and Chair of our audit and risk committee meets with our Internal Audit Lead, Chief Financial Officer, Chief Compliance Officer and Chief Legal Officer on a regular cadence to identify and discuss risks and exposures and escalates potential issues to our audit and risk committee or board of directors, as appropriate.
As part of our overall risk management process, we conduct an Enterprise Risk Assessment (“ERA”) on an annual basis, which is shared and discussed with our board of directors. The oversight of the ERA is supported and enabled by our audit and risk committee. In addition, our board of directors’ responsibilities related to oversight of the ERA framework include a routine evaluation of the processes, as well as discussions with key management and representatives of outside advisors as appropriate, used to identify, assess, monitor and report on risks across the organization and the setting and communication of the organization’s implementation and measurement of risk tolerances, limits and mitigation. These primary risk focus areas are defined by the board of directors, management and leaders of our ERA review as strategic, operational, people, financial and compliance and consist of risks such as cybersecurity, financial reporting and competition.
While our board of directors maintains ultimate responsibility for the oversight of risk, it has implemented a multi-layered approach which delegates certain responsibilities to the appropriate board committees to ensure that these primary areas of focus are thoroughly discussed and that a pervasive understanding of such focus areas is obtained. Our board of directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each board committee meets in executive session with key management personnel and representatives of outside advisors as required or requested. Our board of directors may delegate additional risk areas in the future.
Board/ Committee	Primary Areas of Risk Oversight

Full Board of Directors
Strategic, financial and execution risks and exposures associated with our business strategy, policy matters, succession planning, conflicts of interest, significant litigation and regulatory exposures and other current matters that may present material risk to our

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Board/ Committee	Primary Areas of Risk Oversight
financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures and our operational infrastructure.

Audit and Risk Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure controls and procedures, internal control over financial reporting, investment guidelines and credit and liquidity matters, our programs and policies relating to legal and regulatory compliance, data privacy, data security, cybersecurity and operational security and reliability, as well as matters of risk related to Square Financial Services.

Nominating and Corporate Governance Committee
Risks and exposures associated with director and executive succession planning, environmental, social, corporate governance, inclusion and diversity, and corporate responsibility matters and overall board and committee effectiveness and composition.

Compensation Committee	Risks and exposures associated with leadership assessment, retention and succession, executive compensation programs and arrangements and our compensation philosophy and practices.
Board’s Role in Data Privacy and Cybersecurity Oversight
Our board of directors is committed to mitigating data privacy and cybersecurity risks and recognizes the importance of these issues as part of our risk management framework. While the board of directors maintains ultimate responsibility for the oversight of our data privacy and cybersecurity program and risks, it has delegated certain responsibilities to our audit and risk committee. This committee-level focus on data privacy and cybersecurity allows the board to further enhance its understanding of these issues. The audit and risk committee assists the board of directors in its oversight of our data privacy and cybersecurity needs by staying apprised of our data privacy and information security programs, strategy, policies, standards, architecture, processes and material risks, and overseeing responses to security and data incidents.
Our board of directors and audit and risk committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation and maintenance of an effective program for protecting against and mitigating data privacy and cybersecurity risks. The full board of directors undergoes annual information security and privacy training by our Chief Information Security Officer and our Chief Privacy Officer, which covers board oversight obligations and the privacy and security programs in place at Block. Our audit and risk committee receives updates, at least quarterly, on material data privacy and security risks, including any material incidents, relevant industry developments, threat vectors and material risks identified in periodic penetration tests or vulnerability scans. The committee’s updates also include material legal and legislative developments concerning data privacy and security, Block’s approach to complying with applicable law and material engagement with regulators concerning data privacy and cybersecurity. Members of the board of directors stay apprised of the rapidly evolving cyber threat landscape and provide guidance to management as appropriate in order to address the effectiveness of our overall data privacy and cybersecurity program.
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ESG and Corporate Responsibility
Our nominating and corporate governance committee oversees Block’s corporate responsibility initiatives. We believe that as a company with a diverse ecosystem of products and services, Block has a tremendous opportunity to empower businesses, artists, and individuals to participate in the economy, as well as to operate a responsible and sustainable business while fostering an inclusive environment for its employees, customers, communities, and shareholders. We are committed to managing the risks and opportunities that arise from ESG issues and maintaining our strong focus on sustainability. During 2021, we met with eleven of our top investors to review Block’s ESG initiatives. We discussed a wide variety of topics, including progress tracking of initiatives, metrics disclosure, how investors use ESG ratings, incentive compensation, data security and privacy, our governance structure and board refreshment.
Block takes an integrated approach to managing ESG performance and disclosure:
•	Functional Leadership: Corporate responsibility is managed at a functional level across each of Block’s teams, with responsibility for oversight rolling up to our senior executives.
•
Operational Leadership: Block has formed a cross-functional working group from multiple business areas that serves as the central coordinating body for Block’s corporate responsibility efforts. This team is led by an ESG Lead who oversees the broader ESG program, connects key stakeholders across the Company, and reports up to senior leadership and the nominating and corporate governance committee.

•
Board Oversight: Our nominating and corporate governance committee is responsible for overseeing ESG and corporate responsibility matters of significance to Block and receives periodic reports on these matters from our ESG Lead. The nominating and corporate governance committee also receives periodic I&D reports from our People Lead and Inclusion and Diversity Lead.

•
Corporate Social Responsibility Report: In March 2022, we released our 2021 Corporate Social Responsibility Report (“CSR Report”), which was prepared to highlight information regarding our ESG programs. The CSR Report provides an overview of Block’s global operations with a focus on the four key priority areas discussed below. Our CSR Report can be found on our investor relations website at https://investors.block.xyz.

Key areas of focus for Block’s ESG strategy are:
•
Climate Action: We continue to plan for increased efficiencies across our entire value chain. To strengthen this ongoing effort, in 2021 we conducted our yearly comprehensive global carbon audit across our business units, supply chain and key emission categories, providing us with data to drive meaningful reductions in our internal emissions while informing our goal to reach net zero carbon for operations by 2030. 2021 marked our climate action program’s first full year of implementation. Within our first year, we funded our first carbon removal portfolio, secured our first renewable energy certificates to address our workplace footprint and announced our first bitcoin clean energy investment to help accelerate the adoption of clean energy in bitcoin mining. To provide greater transparency, we also submitted for the first time our climate risk and opportunity data to the Carbon Disclosure Project (CDP) as well as to the Sustainability Accounting Standards Board (SASB).

•
Social Impact: We are continuing to drive financial inclusion and community and small business advocacy. In 2020, we pledged $100 million towards minority and underserved communities, of which $75 million was allocated in 2020, and in continuation of that, in 2021 we allocated the remaining $25 million of this investment. This includes a $10 million

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investment in the Entrepreneurs of Color Fund, a program designed to provide much-needed capital and operational support directly into the hands of Black, Latinx and other small business owners, and another $10 million allocation to various organizations dedicated to underserved communities. We also committed to $5 million in grants from our new Bitcoin Endowment, which selected Black Bitcoin Billionaire, an organization working to on-ramp the Black community into bitcoin and create education focused on building wealth, as its first recipient. During 2021, we continued to provide small businesses with access to capital by facilitating a total of 72,500 second round Paycheck Protection Program (PPP) loans as our sellers continue to navigate through the impacts of COVID-19. Cash App was also well positioned to help individuals efficiently access, deposit and use stimulus funds distributed by the government.
•
Employees and Culture: We are working to build a thriving, inclusive and healthy workplace. As reported in our 2021 Workforce Data Report on our I&D blog, Block employees were 42% women and 24% underrepresented minorities (“URM”). In an effort to meet our aspirational benchmark target of 50% women and 30% URM, which is on par with U.S. census data, we are continuing to implement meaningful programming and deepening our partnerships with organizations such as AfroTech, Lesbians WhoTech and Allies, /dev/color, Society of Hispanic Professional Engineers, Rewriting the Code, American Indian Science Engineering Society and a number of Historically Black Colleges and Universities.

•
Corporate Governance: In 2021, we continued corporate governance practices that we believe promote long-term value, engender public trust and serve the best interest of our stockholders, sellers, customers and other stakeholders. Some highlights of our corporate governance practices are our lead independent director role with a comprehensive scope of responsibilities, annual review of our corporate governance policies and charters, robust process for developing a pipeline for potential director candidates, strong risk oversight controls by the full board and committees and significant stock ownership requirements for directors and executive officers. During 2021, we also made changes to our corporate governance policies and practices, which included, among other things, requiring that our Lead Independent Director approves agendas for regularly scheduled board meetings and limiting the number of public company boards directors who serve as chief executive officers of public companies can serve on to a total of three public company boards, including Block’s, unless they receive approval from our board of directors.

Director Compensation
Pursuant to our Outside Director Compensation Policy, our non-employee directors will receive compensation in the form of equity granted under the terms of our 2015 Equity Incentive Plan, as amended and restated (the “2015 Plan”), and cash, as described below. Our 2015 Plan contains maximum limits on the size of the equity awards that can be granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future. The only commitment to make equity award grants to our non-employee directors is under our Outside Director Compensation Policy, as it may be amended from time to time. The maximum limits under our 2015 Plan provide that no non-employee director may be granted, in any fiscal year, equity awards having a grant date fair value (determined in accordance with generally accepted accounting principles (“GAAP”)) of more than $1 million, provided, that, the limit is $2 million in connection with the director’s initial service as a non-employee director. Equity awards granted to an individual while they were an employee or a consultant, but not a non-employee director, do not count for purposes of these limits.
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Our compensation committee periodically reviews our Outside Director Compensation Policy, including review of competitive practices provided by Compensia, Inc., an independent compensation consulting firm (“Compensia”). In 2021, based on data provided by Compensia, our average total direct compensation per director (including annual cash retainer and equity awards) approximated the 28th percentile amongst our compensation peer group identified below in the section titled “Executive Compensation—Compensation-Setting Process—Competitive Positioning.”
Equity Compensation.
Initial Award. Subject to any limits in our 2015 Plan, each person who first becomes a non-employee director will receive an initial grant of restricted stock units (“RSUs”) on the date of their appointment having a grant date fair value (determined in accordance with GAAP) equal to $250,000 multiplied by a fraction (i) the numerator of which is (x) 12 minus (y) the number of months between the date of the last annual meeting of stockholders and the date the non-employee director becomes a member of our board of directors and (ii) the denominator of which is 12. However, if a person first becomes a non-employee director on the day of an annual meeting of stockholders, they will receive an annual award (described below) on such date, but will not receive an initial award. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.
Annual Award. On the date of each annual meeting of stockholders, and subject to any limits in our 2015 Plan, each of our non-employee directors is granted RSUs having a grant date fair value (determined in accordance with GAAP) equal to $250,000. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) on the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.
Our Lead Independent Director receives an annual grant of RSUs, in addition to the annual grant provided to all non-employee directors, on the date of each annual meeting of stockholders having a grant date fair value (determined in accordance with GAAP) of $70,000, subject to any limits in our 2015 Plan. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.
The awards granted to a non-employee director under our Outside Director Compensation Policy will become fully vested upon a “change in control” as defined in our 2015 Plan.
Cash Compensation. Each of our non-employee directors receives an annual cash retainer of $40,000 for serving on our board of directors. In addition, each year, non-employee directors are eligible to receive the following cash fees for service on the committees of our board of directors.
Board Committee	Chair Fee	Member Fee
Audit and Risk Committee	$20,000	$10,000
Compensation Committee	$15,000	$5,000
Nominating and Corporate Governance Committee	$10,000	$2,500
Capital Compliance and Governance Committee(1)	$15,000	$5,000
(1)	Our board of directors dissolved the capital compliance and governance committee in April 2021; accordingly, committee members were paid a prorated fee for their service in 2021.
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Subject to any limits under our 2015 Plan, each non-employee director may elect to convert any cash compensation that they would otherwise be entitled to receive under our Outside Director Compensation Policy into an award of RSUs under our 2015 Plan. If the non-employee director makes this election in accordance with the policy, each such award of RSUs will be granted on the first business day following the last day of the fiscal quarter for which the cash compensation otherwise would be paid under the policy, will be fully vested on the grant date and will cover a number of shares equal to (A) the aggregate amount of cash compensation otherwise payable to the non-employee director on that date divided by (B) the closing price per share as of the last day of the fiscal quarter for which the grant relates.
2021 Compensation
The following table provides information regarding the total compensation that was earned by each of our non-employee directors in 2021.
The amounts under the “Stock Awards” column represent the aggregate of initial or annual equity compensation provided under the Outside Director Compensation Policy, and equity grants made in lieu of cash compensation, each as detailed in footnotes 2 and 3, respectively. The aggregate number of stock awards and option awards outstanding at December 31, 2021 are included in footnotes 3 and 6 below.
Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Other Compensation ($)	Total ($)
Roelof Botha	—	304,729	—	304,729
Amy Brooks	—	291,943	—	291,943
Shawn Carter	—	286,527	—	286,527
Paul Deighton	49,904	249,842	3,263(4)	303,009
Randy Garutti	50,000	249,842	—	299,842
James McKelvey	—	289,619	—	289,619
Mary Meeker	—	304,729	—	304,729
Anna Patterson	—	302,565	—	302,565
Sharon Rothstein(5)	—	—	—	—
Lawrence Summers	50,000	249,842	—	299,842
David Viniar(6)	—	382,102	—	382,102
Darren Walker	—	295,131	—	295,131
(1)
The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amount does not necessarily correspond to the actual value recognized by the non-employee director. The valuation assumptions used in determining such amounts are described in the “Share-based Compensation” section of and the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)	The amounts included in the “Stock Awards” column represent the annual awards or initial awards of RSUs, as applicable, granted to our non-employee directors in 2021. Each of our
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non-employee directors (other than Mr. Viniar) received a grant of 1,097 RSUs on June 15, 2021 with a grant date fair value of $249,842. Mr. Viniar received a grant of 1,404 RSUs on June 15, 2021 with a grant date fair value of $319,761. Each of these RSU awards vest and settle on the earlier of the first anniversary of the grant date or the date of our Annual Meeting, subject to the director’s continued service through the vesting date. In addition, Mr. Carter received a grant of 93 RSUs on May 6, 2021 (his appointment date) with a grant date fair value of $20,828 which vested and settled on June 15, 2021.
(3)
The amounts included in the “Stock Awards” column representing the awards of RSUs granted to our non-employee directors in lieu of cash retainers in 2021 are described below. Each of these awards vested and settled in full on the grant date.

Name	Grant Date	Number of RSUs Granted	Grant Date Fair Value ($)	Total Cash Retainer Forgone ($)
Roelof Botha	January 4, 2021	63	13,933	13,750
	April 1, 2021	60	13,771	13,750
	July 1, 2021	56	13,544	13,750
	October 1, 2021	57	13,640	13,750

Amy Brooks	January 4, 2021	48	10,616	10,625
	April 1, 2021	46	10,557	10,625
	July 1, 2021	43	10,400	10,625
	October 1, 2021	44	10,529	10,625

Shawn Carter	July 1, 2021	25	6,046	6,154
	October 1, 2021	41	9,811	10,000

Jim McKelvey	January 4, 2021	45	9,952	10,000
	April 1, 2021	44	10,098	10,000
	July 1, 2021	41	9,916	10,000
	October 1, 2021	41	9,811	10,000

Mary Meeker	January 4, 2021	63	13,933	13,750
	April 1, 2021	60	13,771	13,750
	July 1, 2021	56	13,544	13,750
	October 1, 2021	57	13,640	13,750

Anna Patterson	January 4, 2021	63	13,933	13,750
	April 1, 2021	60	13,771	13,750
	July 1, 2021	52	12,576	12,885
	October 1, 2021	52	12,443	12,500

David Viniar	January 4, 2021	71	15,702	15,625
	April 1, 2021	68	15,607	15,625
	July 1, 2021	64	15,478	15,625
	October 1, 2021	65	15,554	15,625

Darren Walker	January 4, 2021	54	11,943	11,875
	April 1, 2021	52	11,935	11,875
	July 1, 2021	45	10,883	11,010
	October 1, 2021	44	10,529	10,625
(4)
Includes the amount of the tax gross-up made to provide tax neutrality on amounts of regular compensation that was allocated solely for U.K. purposes toward Lord Deighton’s service on the boards of directors of two of the Company’s U.K. subsidiaries.

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(5)	Ms. Rothstein was appointed as a member of our board of directors on January 31, 2022 and therefore did not receive any compensation in 2021.
(6)	As of December 31, 2021, Mr. Viniar also held a fully vested option to purchase 226,950 shares of our Class B common stock.
Directors may be reimbursed for their reasonable expenses for attending board and committee meetings. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, only Mr. Dorsey was an employee. See the section titled “Executive Compensation” for additional information about his compensation.
Stock Ownership Guidelines
Our board of directors has adopted stock ownership guidelines to ensure ongoing alignment of the interests of our directors and executive officers with the long-term interests of our stockholders. Our guidelines require that (i) each non-employee director own a number of shares of our common stock with a value equal to at least five times their annual cash retainer, (ii) each executive officer (other than the Block Head) own a number of shares of our common stock with a value equal to at least three times their annual base salary and (iii) the Block Head own a number of shares of our common stock with a value equal to at least the greater of (x) five times their annual base salary and (y) $2 million. Each non-employee director and executive officer is required to comply with our stock ownership guidelines by the later of April 30, 2022 or five years from their promotion or hiring as an executive officer or election to our board of directors. Until a non-employee director or executive officer has satisfied their applicable level of ownership, they are required to retain an amount equal to fifty percent (50%) of the net shares received from any new equity award granted after the adoption of the guidelines. As of December 31, 2021, all of our non-employee directors and executive officers had met or were on track to comply with these stock ownership guidelines within the applicable time periods.
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PROPOSAL NO. 1 ELECTION OF DIRECTORS
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. Mr. Viniar and Dr. Patterson who are each Class I directors have informed the Company that they will not stand for re-election at the Annual Meeting. Their decision to not stand for re-election was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Their term as directors will end when their current term as Class I directors expires at the Annual Meeting. Concurrent with the Annual Meeting, the size of the board of directors will decrease from 13 directors to 11 directors. As such, the remaining two Class I directors, Messrs. Dorsey and Deighton, will stand for election for a three-year term.
Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our Company.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Jack Dorsey and Paul Deighton as nominees for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Dorsey and Deighton will serve as Class I directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Dorsey and Deighton. We expect that Messrs. Dorsey and Deighton will each agree to serve as a director; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.
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PROPOSAL NO. 2 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently hold our Say-on-Pay vote every year.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion and other related disclosure.”
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
BLOCK 2022 Proxy Statement	21

PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.
After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every year. In formulating its recommendation, our board of directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.
Vote Required
The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years or three years.
Our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our board of directors or our company, our board of directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR”.
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PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit and risk committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. During our fiscal year ended December 31, 2021, EY served as our independent registered public accounting firm.
Notwithstanding the appointment of EY, and even if our stockholders ratify the appointment, our audit and risk committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit and risk committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Although not required by applicable law or listing rules, our audit and risk committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our audit and risk committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended December 31, 2020 and December 31, 2021, respectively.
	2020	2021
	(In Thousands)

Audit Fees(1)	$ 5,112	$ 7,742
Audit-Related Fees(2)	—	—
Tax Fees(3)	36	152
All Other Fees(4)	5	5
Total Fees	$5,153	$7,899
(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K for the fiscal years ended December 31, 2020 and 2021 and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated
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financial statements and are not reported under “Audit Fees.” These services could include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisition and procedures related to other attestation services.
(3)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of license fees for the use of accounting research software.
Auditor Independence
In our fiscal year ended December 31, 2021, there were no other professional services provided by EY, other than those listed above, that would have required our audit and risk committee to consider their compatibility with maintaining the independence of EY.
Audit and Risk Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit and risk committee is required to pre-approve all audit, internal control-related services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by EY for our fiscal year ended December 31, 2021 were pre-approved by our audit and risk committee pursuant to this policy.
Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
BLOCK 2022 Proxy Statement	24

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL REGARDING A CHANGE IN STOCKHOLDER VOTING
We have been notified that NorthStar Asset Management, Inc. Funded Pension Plan, PO Box 301840, Boston, Massachusetts 02130, which reports that it has been the beneficial owner of shares of our Class A common stock worth at least $2,000 in market value for at least three years, and intends to present the proposal below for consideration at the Annual Meeting. The proposal and the supporting statement appear below as received by us. We are not responsible for the accuracy or content of the proposal and supporting statement.
Give Each Share an Equal Vote
RESOLVED:
Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.
SUPPORTING STATEMENT:
In our company’s dual-class voting structure, Class B stock has 10 times the voting rights of Class A. As a result, the co-founders together own less 11% of shares but control over 48% of the shareholder vote. These facts raise concerns that the interests of public shareholders may be subordinated to those of the co-founders.
Shareholders have long been concerned by Mr. Dorsey’s growing fascination with cryptocurrency which arguably works against the company’s stated purpose of “economic empowerment.”
Economist and Senior Fellow at Brookings Institution Eswar Prasad explains that “rather than truly democratizing finance, [innovations like cryptocurrency] may exacerbate inequality. Unequal financial literacy and digital access might result in sophisticated investors garnering the benefits while the less well off, dazzled by new technologies, take on risks they do not fully comprehend.”1 As a speculative investment that “has no intrinsic value and is not backed by anything,” the risks of investing in cryptocurrency are particularly high for underserved communities – the same communities the company professes to serve.
The proponent’s concerns were solidified when Square announced a name change to Block in December 2021 – an apparent escalation towards cryptocurrency that shareholders had no opportunity to weigh in upon. The proponent believes the insulation of the Block Head and Board of Directors due to the company’s multi-class share structure eliminates opportunities for substantive input from shareholders and exacerbates governance risk.
A variety of corporate governance experts illustrate a growing concern about multi-class share structures:
•	As of July 2017, the S&P Dow Jones Indices announced that certain indices will no longer add companies with multiple share class structures;
[1]	https://www.brookings.edu/opinions/the-brutal-truth-about-bitcoin/
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•
The executive director of the Council of Institutional Investors (CII) has stated that “multi-class structures … rob shareholders of the power to press for change when something goes wrong” and recommends a seven year phase-out of dual class share offerings;

•
The Council of Institutional Investors (CII) recommends a seven-year phase-out of dual class share offerings. The International Corporate Governance Network supports CII’s recommendation “to require to a time-based sunset clause for dual class shares to revert to a traditional one-share/one-vote structure no more than seven years after a company’s IPO date.”

•
The Investor Stewardship Group recommends that “shareholders should be entitled to voting rights in proportion to their economic interest” and “boards should have a strong, independent leadership structure.”

Board of Directors’ Recommendation Against and Statement of Opposition to Proposal No. 5
Our board of directors recommends that stockholders vote AGAINST this proposal for the following reasons:
•
We have demonstrated that our current capital structure enables us to remain focused on our long-term purpose of economic empowerment and avoids the pressure to take actions to appease those who seek short-term gains. We believe that our stockholders invest in our Company with the understanding that our capital structure has contributed to the stability of our Company’s operations and long-term success.

•	Our focus on long-term growth has created significant value for our stockholders since our initial public offering. We have achieved a gross profit CAGR of 53% over the past six years.
•
Led by our nominating and corporate governance committee, the board reviews our corporate governance, including our capital structure, on an annual basis, and continues to believe that our capital structure best serves the long-term interests of the Company and its stockholders.

•	A sunset provision already exists for our current capital structure.
•	A strong independent board leadership and equity-based compensation programs ensure that our leadership’s interests are aligned with that of stockholders.
Long-term Purpose and Focus. Our founders, Jack Dorsey and Jim McKelvey, founded Block (formerly Square) with the purpose of economic empowerment more than thirteen years ago. This purpose was a key theme shared with stockholders at the time of our initial public offering (“IPO”), and has continued to inform how our stockholders understand our business. Since our first seller, Lillybelle, processed its first payment in 2009, we have remained committed to empowering our customers to participate and thrive in the economy. Within thirteen years, we have been able to create an overarching ecosystem of many businesses united by their purpose of economic empowerment, which serves many people—individuals, artists, fans, developers, and sellers. With our Square ecosystem, we offer a unified commerce ecosystem that helps our sellers start, run and grow their businesses. We combine software, hardware and financial services to create products and services that are cohesive, fast, self-serve and elegant. With Cash App, we provide an ecosystem of financial products and services to help individuals manage their money. Cash App’s goal is to redefine the world’s relationship with money by making it more relatable, instantly available, and universally accessible. While Cash App started with the sole ability to send and receive money, it now provides an ecosystem of financial services that allows individuals to store,
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send, receive, spend and invest their money. With the acquisition of Afterpay, which was completed on January 31, 2022, Block is strengthening and enabling further integration between its Square and Cash App ecosystems and expanding access to more consumers. In 2021, Block acquired a majority ownership stake in TIDAL, the global music and entertainment platform, which extended Block’s purpose of economic empowerment to a new vertical: musicians. Block also created a new business, TBD, focused on building an open developer platform to make it easier to access Bitcoin and other blockchain technologies without having to go through an institution.
The change of the Company’s name to “Block, Inc.”, which was announced on December 1, 2021, was driven by a desire to acknowledge the Company’s growth and allow the Seller business to own the Square brand it was built for, and not to shift the Company’s purpose. The change to Block simply distinguishes the corporate entity from its businesses, or building blocks, and is an evolution from its original “Square” business. The name has many associated meanings for the company — building blocks, neighborhood blocks and their local businesses, communities coming together at block parties full of music, a blockchain, a section of code, and obstacles to overcome.
Our growth and transformation was facilitated by our current capital structure which has allowed us to prioritize investments in our strategic objectives, some of which may have an impact on short-term profitability but we believe will ultimately be in the best long-term interests of all of our stakeholders, including our stockholders, customers and employees.
Strong Track Record of Stockholder Value Creation. We believe that our Block Head and co-founder, Jack Dorsey, has played a meaningful role in our success and reputation. Through his partnership with our board of directors and senior leadership team, we have grown more than 20x in market capitalization since our initial public offering.2 We have achieved a gross profit CAGR3 of 53% over the past six years, scaled to $153 billion in Gross Payment Volume (“GPV”)4 in our Square ecosystem in 2021 and more than 44 million monthly transacting actives5 in our Cash App ecosystem. We created and scaled the Cash App ecosystem from less than $1.0 million in gross profit in 2015 to more than $2.0 billion in gross profit in 2021. We scaled the Square ecosystem from $345 million gross profit in 2015 to more than $2.3 billion gross profit in 2021. We have also had more than 150 product launches and expanded our international footprint to new markets for both Cash App and Square since our initial public offering.
In 2021, Cash App was the number one finance app in both the iOS App Store and Google Play, and was the number four app in the iOS App Store and Google Play, respectively, based on downloads in the United States. Cash App has a diverse mix of customers. In the United States, Cash App had transacting actives in each of the 50 states and nearly every county as of December 2021. On the Square side, we processed GPV generated by more than 3 billion card payments from 526 million card payments. At the end of 2021, our Square point of sale ecosystem had more than 261 million buyer profiles and approximately 366 million items were listed on Square by sellers.
[2]	Based on an IPO stock price of $9.00 and a closing stock price of $107.71 on April 21, 2022.
[3]	The compound annual growth rate (“CAGR”) is the mean annual growth rate over a specified time period.
[4]
GPV is defined as the total dollar amount of all card payments processed by sellers using Square, net of refunds, and ACH transfers. Additionally, GPV includes Cash App Business GPV, which is comprised of Cash App activity related to peer-to-peer transactions received by business accounts, and peer-to-peer payments sent from a credit card.

[5]
A transacting active is a Cash App account that has at least one financial transaction using any product or service within Cash App during the specified period. A transacting active for a specific Cash App product has at least one financial transaction using that product during the specified period and is referred to as an active.

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Periodic Evaluation of Capital Structure. The nominating and corporate governance committee and the board annually review the Company’s corporate governance practices. After our 2021 annual meeting of stockholders, our nominating and corporate governance committee met to discuss specific feedback we received from stockholders on our capital structure. For the reasons outlined above, the nominating and corporate governance committee and the board concluded that, for our Company at this time, maintaining our dual-class voting structure, and the stability it promotes, is in the best interest of our Company and stockholders.
Sunset Provision Already Exists for our Capital Structure. The proportion of Class B common stock issued and outstanding has been reduced over time and our certificate of incorporation already contemplates a “phase-out” process for our current voting structure -- when the shares of our Class B common stock represent less than 5% of combined voting power of our Class A common stock and Class B common stock, the then-outstanding shares of Class B common stock will automatically convert into shares of Class A common stock. We believe this dilution-based process is better for stockholders than the “time-based” sunset included in this proposal because it incentivizes our Class B stockholders to maintain an equity interest in the Company. The time-based approach creates an artificial and arbitrary deadline without consideration for the level of ownership of our founders, our strategy, or our prospects, which is detrimental to the long-term interests of our stockholders.
Independent Board Leadership and Alignment of Interests. Our independent board of directors and equity-based compensation facilitate strong oversight of management decisions and ensure that our senior management team has a vested economic interest in the Company’s success. To mitigate potential concerns with our capital structure, we have implemented effective governance mechanisms, including:
•	A majority-independent board of directors which we believe adequately represents the interests of all our stockholders.
•	A strong Lead Independent Director with robust responsibilities that are further detailed on page 5.
•	Regularly scheduled executive sessions in conjunction with all regularly scheduled board and committee meetings.
•	Annual board, committee and individual director self-assessments.
•
Increased stockholder engagement on governance issues, including our first ESG Roadshow where we spoke to many of our top stockholders on a variety of governance issues, including our capital structure.

The economic interests of senior management are aligned with those of our stockholders. The majority of their compensation is paid through equity awards, the underlying value of which is directly tied to the price of our Class A common stock. Moreover, our directors and executive officers are subject to robust stock ownership requirements (as described on page 19) which further incentivize them to make decisions that are in the best long-term interests of our stockholders.
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Vote Required
This stockholder proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.
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REPORT OF THE AUDIT AND RISK COMMITTEE
The audit and risk committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission (“SEC”). The composition of the audit and risk committee, the attributes of its members and the responsibilities of the audit and risk committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit and risk committees. With respect to Block’s financial reporting process, Block’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Block’s consolidated financial statements. Block’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of Block’s consolidated financial statements. It is the responsibility of the audit and risk committee to oversee these activities. It is not the responsibility of the audit and risk committee to prepare Block’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit and risk committee has:
•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and EY;
•	discussed with EY the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit and risk committee concerning independence, and has discussed with EY its independence.

Based on the audit and risk committee’s review and discussions with management and EY, the audit and risk committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit and risk committee of the board of directors:
David Viniar (Chair)
Roelof Botha
Anna Patterson
Lawrence Summers
This report of the audit and risk committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
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EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2022. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Jack Dorsey	45	Block Head and Chairperson
Amrita Ahuja	42	Chief Financial Officer
Brian Grassadonia	38	Cash App Lead
Alyssa Henry	51	Square Lead and Infrastructure and Information Security Lead
Sivan Whiteley	45	Chief Legal Officer and Corporate Secretary
Jack Dorsey, see above under “Board of Directors and Corporate Governance” for biographical information for Mr. Dorsey.
Amrita Ahuja has served as our Chief Financial Officer since January 2019. From March 2018 to January 2019, Ms. Ahuja served as the Chief Financial Officer of Blizzard Entertainment, Inc., a division of Activision Blizzard, Inc. Beginning in June 2010, she served in various positions at Activision Blizzard, Inc., including as Senior Vice President of Investor Relations from January 2015 to May 2018, Vice President, Finance and Operations from August 2012 to January 2015 and Vice President, Strategy and Business Development from June 2010 to August 2012. Prior to that, she was a Director of Business Development at Fox Networks Group, served in strategic planning at The Walt Disney Company from 2003 to 2005 and worked in investment banking at Morgan Stanley from 2001 to 2003. Ms. Ahuja currently serves on the boards of directors of Airbnb, Inc. and a privately-held company. She holds a B.A. in economics from Duke University and an M.B.A. from Harvard Business School.
Brian Grassadonia has served as our Cash App Lead since January 2013. From May 2012 to January 2013, Mr. Grassadonia served as our Director of Product Development, as well as our Director of Growth from February 2011 to May 2012. He joined the Company in September 2010 and served as Product Manager until February 2011. Mr. Grassadonia currently serves on the board of directors of a privately-held company. Mr. Grassadonia holds a Bachelor of Applied Science (BASc) in Management Science from the University of California, San Diego.
Alyssa Henry has served as our Square Lead and Infrastructure and Information Security Lead since October 2014 and December 2021, respectively. From May 2014 to October 2014, Ms. Henry served as our Engineering Lead, Infrastructure. From April 2006 to April 2014, Ms. Henry served in various positions at Amazon.com, Inc. (“Amazon”), including as Vice President, Amazon Web Services Storage Services, and as General Manager of Amazon S3. Prior to Amazon, Ms. Henry held technical and leadership roles at Microsoft from 1994 to 2006. Ms. Henry currently serves on the boards of directors of Intel Corporation, Confluent, Inc. and Unity Software, Inc. Ms. Henry holds a B.S. in Mathematics-Applied Science with a Specialization in Computing from the University of California, Los Angeles.
Sivan Whiteley has served as our Chief Legal Officer and Corporate Secretary since December 2021, having previously served as our General Counsel and Corporate Secretary since March 2018. From January 2016 to March 2018, Ms. Whiteley served as our Associate General Counsel, as well as acting Co-General Counsel from September 2016 to December 2016. She joined the Company as Counsel in March 2013 and was Director, Counsel from September 2013 to December 2015. Prior to that, Ms. Whiteley served as Associate General Counsel at Better Place, Inc., as Commercial and Product Counsel at eBay Inc. and was a litigator at Bingham McCutchen LLC. Ms. Whiteley currently serves on the board of directors of LegalZoom.com, Inc. Ms. Whiteley holds a B.A., magna cum laude, in Political Science from the University of California, San Diego and a J.D., cum laude, from Harvard Law School.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis summarizes the material components of our executive compensation program and our executive compensation policies, practices and material compensation decisions for 2021 for our “named executive officers.” Our named executive officers for 2021 are:
Jack Dorsey	Block Head and Chairperson
Amrita Ahuja	Chief Financial Officer
Brian Grassadonia	Cash App Lead
Alyssa Henry	Square Lead and Infrastructure and Information Security Lead
Sivan Whiteley	Chief Legal Officer and Corporate Secretary
Compensation Philosophy
Block stands for economic empowerment. We build tools to help more people access the economy. Square helps sellers run and grow their businesses with its integrated ecosystem of commerce solutions, business software, and banking services. With Cash App, anyone can easily send, spend, or invest their money in stocks or Bitcoin. Artists use TIDAL to help them succeed as entrepreneurs and connect more deeply with their fans. TBD is building an open developer platform to make it easier to access Bitcoin and other blockchain technologies without having to go through an institution. Our customers inspire us in how they innovate, take risks and take ownership. We want our employees, like our customers, to act like owners. Our compensation approach reflects this philosophy.
To this end, our compensation programs are designed to attract, retain and grow the best teams while reflecting the core tenets of our culture:
•
Performance-driven: By creating compensation programs that reward individual performance and achievement of corporate objectives, our employees are incentivized to perform their best work and receive financial awards for their impact on Block and our business.

•
Fairness: By designing and delivering compensation programs that are equitable across similarly situated employees, our employees are motivated to work collaboratively to achieve our long-term business objectives and serve our customers.

•
Simplicity: By providing compensation programs that are simple and do not distract from their day-to-day responsibilities, our employees are able to focus on growing our business and are rewarded when Block is successful.

Compensation Design and Objectives
In 2021, we continued to maintain a simplified approach to employee and executive compensation. Compensation for our named executive officers consists largely of base salary and equity awards intended to align incentives to grow our business. Equity incentives are provided through a combination of stock options and restricted-stock based awards. We believe that this combination provides an appropriate mix of performance-driven appreciation opportunities through stock options, and alignment of rewards with the long-term interests of our stockholders through restricted stock-based awards. We have not implemented a company-wide performance-based cash incentive plan for our employees, including our named executive
BLOCK 2022 Proxy Statement	32

officers, in order to conserve cash and maintain a simplified compensation program that focuses on delivering long-term growth rather than short-term results.
The primary objective of our executive compensation program is to drive long-term stockholder value. We seek to achieve this objective by designing our executive compensation programs to:
•
recruit and retain talented individuals who can develop, implement and deliver on long-term value creation strategies by using reasonable and competitive pay packages focused on long-term executive retention;

•	motivate our executives to deliver the highest level of individual, team and Company performance; and
•
provide heavier weighting (over 90% of aggregate named executive officer compensation during 2021) towards equity-based compensation directly tied to the long-term value and growth of our Company and to align the interests of our executives with those of our stockholders.

For 2021, we made the following executive compensation decisions:
•
Block Head Compensation: Mr. Dorsey requested that the compensation committee continue to provide him with no cash or equity compensation except for an annual base salary of $2.75. The compensation committee considered Mr. Dorsey’s request in light of his significant ownership position, determined that Mr. Dorsey’s financial incentives are strongly aligned with the interests of long-term stockholders without further compensation and, therefore, approved Mr. Dorsey’s request. Mr. Dorsey continues to participate in several company-wide benefit programs, such as our healthcare and other insurance coverages, on the same basis as our other salaried, full-time employees.

•
Base Salaries: In April 2021, we adjusted the base salary levels of Mses. Ahuja, Henry and Whiteley and Mr. Grassadonia, after consideration of a competitive market analysis, and after taking into consideration each executive’s performance and contributions over the prior year and our desire to retain our highly qualified executive team. While cash compensation for our executives remains generally lower than when compared to our peer benchmarks, these adjustments improve the competitive alignment of executive base salaries.

•
Equity Awards: Annual equity awards were made through a combination of stock options and RSUs to each of our named executive officers (other than our Block Head) to provide them with additional incentives to remain with us and to maintain alignment of our total compensation programs with the competitive market.

We conduct a comprehensive review of our compensation philosophy, objectives and design, including a review of our executive compensation program, on an annual cycle. We may implement new compensation plans and arrangements for our named executive officers and/or employees where we deem necessary or appropriate, including to attract or retain high-caliber talent to our organization or provide incentives for them to drive Block’s success.
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Impact of 2021 Stockholder Advisory Vote on Executive Compensation
In June 2021, we conducted a non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, at our 2021 annual meeting of stockholders. Our stockholders overwhelmingly voted to approve the compensation of the named executive officers, with more than 93% of the votes cast in favor of our executive compensation program.
The compensation committee was mindful of this strong support, and after considering this advisory vote result and evaluating our executive compensation policies and practices throughout 2021, determined that we should maintain the compensation philosophy and objectives from prior years and retain our general approach to executive compensation. As a result, the compensation committee decided to continue to provide compensation with an emphasis on equity compensation that rewards our most senior executives when they deliver value for our stockholders.
Consistent with the recommendation of our board of directors and the approval of our stockholders in connection with the advisory vote on the frequency of future say-on-pay votes conducted at our 2016 annual meeting of stockholders, the board of directors has adopted a policy providing for annual advisory votes on the compensation of our named executive officers. As described in this proxy statement, we are also conducting an advisory vote on the frequency of future say-on-pay votes at the Annual Meeting. The next advisory vote on the frequency of future say-on-pay votes will occur at our 2028 annual meeting of stockholders.
Compensation-Setting Process
Role of Our Compensation Committee
Our compensation committee administers and determines the parameters of the executive compensation program. Our compensation committee currently consists of Mses. Meeker and Rothstein and Messrs. Botha and Deighton, with Ms. Meeker serving as Chair. Ms. Rothstein was appointed to the compensation committee, effective April 20, 2022. Each member qualifies as an “independent director” for purposes of the listing standards of the New York Stock Exchange. Mses. Meeker and Rothstein and Mr. Deighton each qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Mr. Botha also qualified as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act for a portion of 2021. To the extent that any member of the compensation committee is not a “non-employee director” for purposes of Rule 16b-3, our compensation committee may establish, and has in the past established, a sub-committee to which it delegates authority to grant and administer equity awards, in order to help promote compliance with Section 16 of the Exchange Act. For purposes of the discussion below, references to “compensation committee” shall mean the “sub-committee” for all actions taken with respect to such awards in 2021, except as otherwise noted.
Under its charter, our compensation committee reviews, approves and determines, or makes recommendations to our board of directors regarding, executive officer compensation. For additional information on our compensation committee, including its authority, see “Board of Directors and Corporate Governance—Board Meetings and Committees—Compensation Committee” elsewhere in this proxy statement.
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Role of Management
Our Block Head, People Lead and members of our People team provide our compensation committee with information on corporate and individual performance, market data and their perspectives and recommendations on compensation matters. No named executive officer participates in deliberations regarding their own compensation.
For named executive officers that are hired externally, their initial compensation arrangements are determined through negotiations with each named executive officer. Typically, our Block Head provides input on the terms of these arrangements, with the oversight and final approval of our board of directors or our compensation committee. Compensation for individuals promoted into named executive officer positions is recommended by the Block Head and the People Lead, and reviewed and approved by the compensation committee.
In reviewing compensation for existing named executive officers, our compensation committee solicits input from our Block Head and our People Lead. Our compensation committee reviews their input on capability, job complexity and overall assessment of individual performance and contributions of each executive. Our compensation committee values our Block Head’s perspective and input on each named executive officer’s performance and contributions to our business. The input of our Block Head is an important factor that our compensation committee uses in making its executive compensation decisions, along with input from our external compensation advisors on market trends.
Role of Compensation Consultant
Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2021, our compensation committee continued to engage Compensia, an independent compensation consultant, to assist with its duties, including providing advice relating to our compensation peer group selection as well as providing support and specific analyses with regard to compensation data and formulation of recommendations for executive and non-employee director compensation. Compensia reports directly to our compensation committee and not to management, is independent from us and has provided no other services to us.
Our compensation committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable listing standards of the New York Stock Exchange, and concluded that there are no conflicts of interest regarding the work that Compensia performs for our compensation committee.
Competitive Positioning
In determining the compensation for our named executive officers, our compensation committee, with assistance from Compensia, reviews the compensation practices and levels of our compensation peer group. This compensation peer group analysis is used to assess whether our executive compensation program and individual compensation levels for our named executive officers are appropriately positioned to attract and retain high performing talent.
Our compensation peer group is set forth below and was established for 2021 with input from Compensia. The compensation peer group was developed using a rules-based/mechanical approach and reflects publicly traded companies with similar industry, geography and financial characteristics as us (including revenues of approximately forty percent (0.4x) to two and one half times (2.5x) and a market capitalization of approximately one quarter (0.25x) to four times (4.0x) Block’s respective levels at the time the peer group was selected). The group was further refined
BLOCK 2022 Proxy Statement	35

to include companies with one-year revenue growth greater than 10% or market capitalization per employee greater than $3 million. Our compensation committee intends to regularly review our compensation peer group and the underlying criteria to assess that it remains appropriate for review and comparison purposes.
A number of companies that met the criteria for inclusion in our peer group in 2020 no longer met those criteria in 2021 and were removed from our 2021 peer group.Companies included in our peer group in 2020 but not in 2021 were Arista Networks, Dropbox, Euronet Worldwide, and WEX. Similarly, companies that were outside our scoping metrics in 2020, but were within them in 2021, were added to our compensation peer group. Those companies are noted by a * in the list below. Accordingly, the compensation peer group used to inform our 2021 compensation decisions were:
Adobe	Lyft	Snap	Wayfair
Autodesk	Match Group	Splunk	Workday
Fortinet	Palo Alto Networks	Take-Two Interactive	Zillow Group
Global Payments *	PayPal Holdings	Twilio *
GoDaddy	ServiceNow	Twitter
Intuit	Shopify	Uber Technologies
Relative to our compensation peer group above, at the time of approval of our peer group in February 2021, Block ranked at the 73rd percentile on a trailing four quarters GAAP revenue basis and at the 77th percentile on a market capitalization basis.
In addition to the companies listed above, the compensation committee reviewed the executive compensation programs and practices of Alphabet, Amazon, Apple, Facebook, Intel, IBM, Microsoft and salesforce.com for reference purposes only. We compete for talent with these reference companies, and the compensation committee believed it was important to understand their compensation practices in order to remain competitive.
Our compensation committee supplemented the compensation data from our compensation peer group with analysis of data from the Radford Compensation Survey. For this additional analysis, our compensation committee reviewed aggregate data from the Radford survey participants that were also members of our compensation peer group.
Though its analysis of competitive market data informs its decisions, our compensation committee also applies its subjective judgment in determining the pay levels of individual named executive officers. Additional factors our compensation committee considers when making its compensation decisions include input from our Block Head and our People Lead, company performance, individual performance and experience, individual skills and expertise, each named executive officer’s role and/or retention and incentive objectives.
Elements of Executive Compensation
Consistent with our compensation philosophy, our executive compensation program consists of only two primary elements: base salary and long-term incentive compensation in the form of equity awards. During 2021, we provided no cash-based incentive compensation opportunities to our named executive officers, instead focusing on linking compensation to stockholder value by using equity awards as the primary means of incentive compensation. We do not use specific
BLOCK 2022 Proxy Statement	36

formulas or weightings in determining the allocation between base salary and long-term incentive compensation; instead, each named executive officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation to provide incentives to achieve our objectives.
We also provide severance and change of control benefits for our named executive officers as part of our executive compensation program. To remain consistent with our compensation goals of fairness and simplicity, each named executive officer (other than our Block Head) is entitled to severance and change of control benefits based on the same formulas.
Our named executive officers also participate in several company-wide health and welfare benefit plans that are generally available to our other employees.
Base Salary
Base salary for our named executive officers is the fixed component of our executive compensation program. We use base salary to compensate our named executive officers for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each named executive officer. We apply no specific formula to determine adjustments to base salary. We continue to provide base salaries that are conservative relative to competitive market pay levels.
In April 2021, our compensation committee reviewed the base salaries of Mses. Ahuja, Henry, and Whiteley and Mr. Grassadonia, taking into consideration a competitive market analysis performed by Compensia, the recommendations of our Block Head and our People Lead, the desire to retain our highly qualified executive team and the other factors described above. Following this review, our compensation committee approved an increase in the annual base salary levels for Mses. Ahuja, Henry, and Whiteley and Mr. Grassadonia to $500,000, in each case effective as of April 1, 2021, in order to improve competitive alignment with our peers. In addition, our compensation committee determined that it was appropriate to keep our Block Head’s 2021 base salary level at $2.75 per year, at the request of our Block Head and with compensation committee approval.
The annualized base salaries of our named executive officers as of December 31, 2021 compared to December 31, 2020 were:
Named Executive Officer	Annual Base Salary as of December 31, 2020	Annual Base Salary as of December 31, 2021	Percentage Increase
Mr. Dorsey	$2.75	$2.75	0%
Ms. Ahuja	$475,000	$500,000	5.3%
Mr. Grassadonia	$475,000	$500,000	5.3%
Ms. Henry	$475,000	$500,000	5.3%
Ms. Whiteley	$ 475,000	$ 500,000	5.3%
Equity Compensation
We believe that sustainable long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by all of our employees. We seek to incentivize this focus in our employees, including our named executive officers, through the use of equity-based awards, the value of which depends on the performance of our stock.
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Equity awards are central to our executive compensation program that is designed to promote fairness, maintain simplicity and provide rewards based on demonstrable performance. Equity ownership aligns the interests of our named executive officers with the interests of our stockholders by enabling them to participate in the long-term appreciation of the value of our common stock. Additionally, equity awards provide an important tool for us to retain our named executive officers, as awards are subject to vesting over a multi-year period subject to continued service with the company. Typically, these awards vest over four years, contingent on continued service, and the awards to our named executive officers in 2021 followed this practice.
Our executive compensation program provides equity incentives through a mix of stock options and restricted stock-based awards (currently awarded in the form of RSUs). Stock options provide executives with an opportunity to participate in stock price appreciation above their exercise price, creating incentives to continue to drive growth. Awards of RSUs and restricted stock awards (“RSAs”) create alignment with our long-term stockholders by providing both upside and downside tied to company performance. A mix of award types is also consistent with competitive practice among our peers. In determining the mix of stock options and RSUs for 2021, our compensation committee, with input from our Block Head, People Lead and Compensia, considered competitive market practices and the retention and performance incentives of outstanding equity holdings and determined that a mix of approximately 50% stock options and 50% RSUs, based on the target grant value of the awards, provided appropriate incentives for the named executive officers in 2021. We do not have an established set of criteria for granting equity awards. Instead, our compensation committee has exercised its judgment and discretion, in consultation with our Block Head and our People Lead, and considered, among other factors, the role and responsibility of each named executive officer, competitive factors, the amount of equity compensation already held by our named executive officer (and the extent to which it was vested) and the cash compensation to be received by our named executive officer, to determine and approve the size and terms of new equity awards.
In 2021, we granted annual equity awards to our named executive officers described in the table below. In determining the size and terms of these annual equity awards for Mses. Ahuja, Henry and Whiteley and Mr. Grassadonia, our compensation committee, with input from our Block Head, our People Lead and Compensia, considered the past and expected future key contributions of each of these named executive officers, the extent to which their existing equity awards were vested and the competitive market data for similarly situated executives. Our compensation committee believed it was appropriate to grant each of them new equity awards to help achieve our retention goals and further align their compensation with the competitive market.
Named Executive Officer	Number of Securities Underlying Options (#)	RSUs (#)	Grant Date Fair Value ($)
Ms. Ahuja	36,688 (1)	19,433 (2)	9,736,917
Mr. Grassadonia	36,688 (1)	19,433 (2)	9,736,917
Ms. Henry	36,688 (1)	19,433 (2)	9,736,917
Ms. Whiteley	26,497 (1)	14,035 (2)	7,032,247
(1)
One forty-eighth of the shares subject to the option vest each month following the April 1, 2021 vesting commencement date, subject to continued service with the Company. The award is subject to certain acceleration of vesting provisions under Mses. Ahuja’s, Henry’s and Whiteley’s and Mr. Grassadonia’s change of control and severance agreements.

BLOCK 2022 Proxy Statement	38

(2)
With respect to the RSUs, one-sixteenth of the total RSUs vest in equal quarterly installments over four years beginning on July 1, 2021, subject to continued service with the Company. The award is subject to certain acceleration of vesting provisions under Mses. Ahuja’s, Henry’s, and Whiteley’s and Mr. Grassadonia’s change of control and severance agreements.

Mr. Dorsey did not receive any equity awards in 2021 at his request, and because our compensation committee believed that his existing equity ownership position sufficiently aligned his interests with those of our stockholders.
No Special Retirement, Health or Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit programs on the same basis as our other salaried employees. We maintain a tax-qualified retirement plan (“401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 75% of their eligible compensation subject to applicable annual tax limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions and profit sharing contributions. For the plan year beginning on January 1, 2021, we made a matching contribution equal to 100% of participants’ pre-tax and Roth contributions up to $2,000 and after that, 50% of participants’ pre-tax and Roth contributions up to a maximum matching contribution of $5,000 per participant. We have not made any profit sharing contributions to date.
Our health and welfare benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, accidental death and dismemberment insurance and a monthly wellness allowance. We design our employee benefits programs to be affordable and competitive in relation to the market and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.
Limited Perquisites and Other Personal Benefits
We do not provide perquisites or other personal benefits to our named executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our named executive officers more efficient and effective and for recruitment and retention purposes.
Employment Agreements with Named Executive Officers
We have entered into a confirmatory employment letter with each of our NEOs. The confirmatory employment letter has no specific term and provides for at-will employment.
Post-Employment Compensation
We have entered into change of control and severance agreements with our named executive officers that provide for certain specified payments and benefits if a termination of employment occurs under specified circumstances, including following a change of control of our company. We believe that these protections are necessary to provide our valuable executives with incentives to forego other employment opportunities and remain employed with us and to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including if there is a potential transaction that could involve a change of control. In addition, these protections are available only if a named executive officer executes and does not revoke a general release of
BLOCK 2022 Proxy Statement	39

claims in our favor. The terms of these agreements were determined by our compensation committee, with input from our management team, following a review of analysis prepared by Compensia of relevant market data for other companies with whom we compete for executive talent.
For a summary of the material terms of the change of control and severance agreements and an estimate of the payments and benefits that may be received by our named executive officers under these arrangements, see “—Potential Payments on Termination or Change of Control” below.
Other Compensation Information
Hedging and Pledging Prohibitions
We have an Insider Trading Policy, which, among other things, prohibits our employees, including officers, or directors from making short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock, pledging any of our securities as collateral for a loan and holding any of our securities in a margin account, whether such securities are granted as compensation or are held, directly or indirectly, by the employee or director. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the amount we may deduct from our federal income taxes for compensation paid to our Block Head and certain other executive officers to $1 million per executive officer per year, subject to certain exceptions. Neither our compensation committee nor any authorized subcommittee, as applicable, has adopted a policy that all equity or other compensation must be deductible.
When approving the amount and form of compensation for our executive officers, we generally consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. Our compensation committee or its authorized subcommittee, as applicable, may, in its judgment, authorize compensation payments that will or may not be deductible when it believes that such payments are appropriate to attract, retain or motivate executive talent.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any of our named executive officers with a “gross-up” or other reimbursement payment for any tax liability they might owe because of the application of Sections 280G, 4999 or 409A of the Code. If any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, they would receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer.
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Accounting for Stock-Based Compensation
Our compensation committee considers accounting effects in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock-based awards, generally based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may realize no value from their awards. ASC 718 also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers to ensure ongoing alignment of the interests of our executive officers with the long-term interests of our stockholders. For information concerning these guidelines, see the section titled “Board of Directors and Corporate Governance—Stock Ownership Guidelines.”
Compensation “Clawback” Policy
The board of directors has adopted a policy that gives the board of directors (or any duly authorized committee of the board of directors) discretion to require that any of our executive officers, including our named executive officers, repay incentive-based compensation to our company if a majority of the independent members of the board of directors (or the committee to which it has delegated authority) determines that the executive officer’s gross negligence, intentional misconduct or fraud caused or partially caused us to materially restate all or a portion of our financial statements on which such compensation was calculated. Such determination must be made within three years of the date of filing of the applicable financial statements. The compensation committee believes that the clawback policy reflects good standards of corporate governance and reduces the potential for excessive risk taking by executive officers. The SEC is expected to adopt regulations requiring national listing exchanges to enact listing standards governing policies providing for the recovery of incentive-based compensation, and the clawback policy will be timely revised and updated to comply with such listing standards.
Compensation Committee Report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and Block’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Compensation Committee
Mary Meeker (Chair)
Roelof Botha
Paul Deighton
Sharon Rothstein*
*Ms. Rothstein joined the compensation committee on April 20, 2022.
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Compensation Risk Assessment
Our management team and our compensation committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation programs, policies and practices for all employees, including our named executive officers. In connection with their oversight, Compensia and management conducted a risk review of our employee compensation plans and arrangements in which our employees (including our named executive officers) participate to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. In this review, we considered numerous factors and design elements that enable us to monitor, manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including:
•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical performance measures with payments made quarterly in arrears;
•
our practice of awarding long-term incentive compensation in equity awards upon hire to our named executive officers to directly tie their expectation of compensation to their contributions to the long-term value of our company; and

•	other risk mitigators such as the Insider Trading Policy prohibiting stock pledging and hedging, formal stock ownership guidelines and a clawback/compensation recovery policy.
Based on our review, we have concluded that any potential risks arising from our employee compensation programs, policies and practices, including our executive compensation program, are not reasonably likely to have a material adverse effect on Block.
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Summary Compensation Table for 2021
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
Mr. Dorsey	2021	2.75	—	—	—	—	2.75
Block Head	2020	2.75	—	—	—	—	2.75
	2019	2.75	—	—	—	—	2.75
Ms. Ahuja	2021	493,750	—	4,931,901	4,805,016	5,000	10,235,667
Chief Financial Officer	2020	468,750	—	3,783,406	4,385,035	183,155	8,820,346
	2019	425,000	315,000(3)	9,000,051	3,000,026	341,449	13,081,526
Mr. Grassadonia	2021	493,750	—	4,931,901	4,805,016	5,000	10,235,667
Cash App Lead	2020	468,750	—	3,783,406	4,385,035	5,030	8,642,221
Ms. Henry	2021	493,750	—	4,931,901	4,805,016	5,000	10,235,667
Square Lead and Infrastructure and Information Security Lead	2020	468,750	—	3,783,406	4,385,035	5,150	8,642,341
	2019	437,500	—	2,857,283	3,032,672	5,188	6,332,643
Ms. Whiteley	2021	493,750	—	3,561,943	3,470,304	8,783	7,534,780
Chief Legal Officer and Corporate Secretary	2020	468,750	—	3,255,761	3,542,303	60,568	7,327,382
	2019	437,500	—	1,904,855	2,021,771	96,017	4,460,143
(1)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of RSUs, RSAs and option awards calculated in accordance with ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The valuation assumptions used in determining the grant date fair value of the RSUs, RSAs and option awards reported in this column are described in the“Share-based Compensation” section of and the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)
Amounts disclosed in this column include the aggregate incremental costs of perquisites and other personal benefits (i) the 401(k) employer match for Ms. Ahuja, Mr. Grassadonia, and Ms. Henry and (ii) the 401(k) employer match of $5,000 and tax gross-up made to provide tax neutrality on amounts of regular compensation that was allocated solely for U.K. purposes toward service on the boards of directors of two of the Company’s U.K. subsidiaries for Ms. Whiteley in 2021.

(3)	The amount disclosed represents a discretionary one-time bonus paid in connection with Ms. Ahuja joining the Company in January 2019.
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Grants of Plan-Based Awards in 2021
The following table sets forth information regarding grants of awards made to our named executive officers during 2021. We did not grant any plan-based cash awards or RSAs during 2021.
Name	Grant Date	Number of Securities Underlying RSUs (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Mr. Dorsey	—	—	—	—	—
Ms. Ahuja	4/27/2021	19,433	36,688	253.79	9,736,917
Mr. Grassadonia	4/27/2021	19,433	36,688	253.79	9,736,917
Ms. Henry	4/27/2021	19,433	36,688	253.79	9,736,917
Ms. Whiteley	4/27/2021	14,035	26,497	253.79	7,032,247
(1)
The amounts included in this column represent the aggregate grant date fair value of RSU and option awards calculated in accordance with ASC 718. The valuation assumptions used in determining the grant date fair value of the RSUs and options reported in this column are described in the “Share-based Compensation” section of and the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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Outstanding Equity Awards at 2021 Year-End
The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2021. See “Potential Payments on Termination or Change of Control” below for information regarding the impact of certain employment termination scenarios on outstanding equity awards.
	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(3)
Mr. Dorsey	—	—	—	—	—	—	—

Ms. Ahuja	1/24/2019 (4)	4,071	26,461	73.94	1/23/2029	—	—
	1/24/2019 (5)	—	—	—	—	38,038	$6,143,517
	4/21/2020 (6)	4,355	98,584	57.40	4/20/2030	—	—
	4/21/2020 (7)	—	—	—	—	41,196	$6,653,566
	4/27/2021 (6)	6,114	30,574	253.79	4/26/2031	—
	4/27/2021 (8)	—	—	—	—	17,004	$2,746,316

Mr. Grassadonia	2/27/2014 (9)	408,266	—	7.25	2/27/2024	—	—
	6/17/2015 (9)	460,000	—	13.94	6/16/2025	—	—
	4/19/2017 (6)	137,122	—	17.20	4/18/2027	—	—
	4/25/2018 (10)	98,123	10,903	44.75	4/24/2028	—	—
	4/25/2018 (11)	—	—	—	—	5,724	$924,483
	4/24/2019 (6)	66,149	33,075	71.99	4/23/2029	—	—
	4/24/2019 (12)	—	—	—	—	14,884	$2,403,915
	4/21/2020 (6)	70,417	98,584	57.40	4/20/2030	—	—
	4/21/2020 (7)	—	—	—	—	41,196	$6,653,566
	4/27/2021 (6)	6,114	30,574	253.79	4/26/2031	—	—
	4/27/2021 (8)	—	—	—	—	17,004	$2,746,316

Ms. Henry	5/14/2014 (4)	1,600,000	—	7.25	5/14/2024	—	—
	4/19/2017 (6)	15,683	—	17.20	4/18/2027	—	—
	4/25/2018 (10)	98,123	10,903	44.75	4/24/2028	—	—
	4/25/2018(11)	—	—	—	—	5,724	$924,483
	4/24/2019 (6)	66,149	33,075	71.99	4/23/2029	—	—
	4/24/2019 (12)	—	—	—	—	14,884	$2,403,915
	4/21/2020 (6)	70,417	98,584	57.40	4/20/2030	—	—
	4/21/2020 (7)	—	—	—	—	41,196	$6,653,566
	4/27/2021 (6)	6,114	30,574	253.79	4/26/2031	—
	4/27/2021 (8)	—	—	—	—	17,004	$2,746,316

BLOCK 2022 Proxy Statement	45

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(3)
Ms. Whiteley	2/27/2014 (4)	4,167	—	7.25	2/27/2024	—	—
	6/17/2015 (4)	13,125	—	13.94	6/16/2025	—	—
	4/25/2018 (10)	42,929	4,770	44.75	4/24/2028	—	—
	4/25/2018 (13)	—	—	—	—	2,505	$404,583
	7/24/2018 (14)	—	—	—	—	2,946	$475,808
	4/24/2019 (6)	44,099	22,050	71.99	4/23/2029	—	—
	4/24/2019 (15)	—	—	—	—	9,923	$1,602,664
	4/21/2020 (6)	50,297	70,418	57.40	4/20/2030	—	—
	4/21/2020 (16)	—	—	—	—	29,426	$4,752,593
	9/01/2020 (6)	1,536	3,381	166.66	8/31/2030	—	—
	9/01/2020 (17)	—	—	—	—	2,283	$368,727
	4/27/2021 (6)	4,416	22,081	253.79	4/26/2031	—	—
	4/27/2021 (18)	—	—	—	—	12,281	$1,983,504
(1)	Each of the outstanding equity awards was granted pursuant to our 2009 Stock Plan (the “2009 Plan”) or 2015 Plan.
(2)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.
(3)
This column represents the fair market value of the shares of our Class A common stock underlying the RSUs and RSAs as of December 31, 2021, based on the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $161.51 per share.

(4)
One-fourth of the shares subject to the option vest on the first anniversary of the option’s vesting commencement date and one forty-eighth of the shares vest monthly thereafter, subject to continued service with us.

(5)
Each share is subject to an RSA representing a contingent right to receive one share of our Class A common stock. One-fourth of the total 121,721 shares subject to the RSAs vested on February 1, 2020, and one-sixteenth of the RSAs vest every three months thereafter until the RSA is fully vested as of February 1, 2023.

(6)	One forty-eighth of the shares subject to the option vest monthly from the date of the vesting commencement date, subject to continued service with us.
(7)
Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 65,913 shares subject to the RSUs vested on July 1, 2020, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of April 1, 2024.

(8)
Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 19,433 shares subject to the RSUs vested on July 1, 2021, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of April 1, 2025.

(9)
One-fifth of the shares subject to the option vest on the first anniversary of the option’s vesting commencement date and one-sixtieth of the shares vest monthly thereafter, subject to continued service with us.

(10)
One-twelfth of 10% of the shares subject to the option vest monthly beginning on May 1, 2018 for 12 months, and the remaining one-thirty-sixth of 90% of the shares vest monthly thereafter, subject to continued service with us.

(11)	Each share is subject to an RSA representing a contingent right to receive one share of our Class A common stock One-fourth of 10% of the total 38,159 shares subject to the RSAs
BLOCK 2022 Proxy Statement	46

vested on July 1, 2018 and every three months thereafter until April 1, 2019, and one-twelfth of the remaining 90% of the shares vest in equal increments every three months thereafter beginning July 1, 2019, until the RSA is fully vested as of April 1, 2022.
(12)
Each share is subject to an RSA representing a contingent right to receive one share of our Class A common stock. One-sixteenth of the total 39,690 shares subject to the RSAs vested on July 1, 2019, and one-sixteenth of the RSAs vest every three months thereafter until the RSA is fully vested as of April 1, 2023.

(13)
Each share is subject to an RSA representing a contingent right to receive one share of our Class A common stock. One-fourth of 10% of the total 16,695 shares subject to the RSAs vested on July 1, 2018 and every three months thereafter until April 1, 2019, and one-twelfth of the remaining 90% of the shares vest in equal increments every three months thereafter beginning July 1, 2019, until the RSA is fully vested as of April 1, 2022.

(14)
Each share is subject to an RSA representing a contingent right to receive one share of our Class A common stock. One-sixteenth of the total 11,784 shares subject to the RSAs vested on January 1, 2019, and one-sixteenth of the RSAs vest every three months thereafter until the RSA is fully vested as of October 1, 2022.

(15)
Each share is subject to an RSA representing a contingent right to receive one share of our Class A common stock. One-sixteenth of the total 26,460 shares subject to the RSAs vested on July 1, 2019, and one-sixteenth of the RSAs vest every three months thereafter until the RSA is fully vested as of April 1, 2023.

(16)
Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 47,081 shares subject to the RSUs vested on July 1, 2020, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of April 1, 2024.

(17)
Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 3,320 shares subject to the RSUs vested on December 1, 2020, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of September 1, 2024.

(18)
Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 14,035 shares subject to the RSUs vested on July 1, 2021, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of April 1, 2025.

BLOCK 2022 Proxy Statement	47

Option Exercises and Stock Vested in 2021
The following table sets forth the number of shares of common stock acquired during 2021 by our named executive officers upon the exercise of stock options or upon the vesting of RSUs or RSAs, as well as the value realized upon such equity award transactions.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting of RSUs and RSAs (#)(2)	Value Realized on Vesting of RSUs and RSAs ($)(3)
Mr. Dorsey	—	—	—	—
Ms. Ahuja	109,699	19,749,511	49,338	11,780,802
Mr. Grassadonia	45,641	10,797,658	62,389	14,311,523
Ms. Henry	80,000	17,684,801	73,445	16,783,368
Ms. Whiteley	—	—	39,716	9,124,859
(1)
Calculated by multiplying (i) the fair market value of Class A common stock on the exercise date, which was determined using the closing price on the New York Stock Exchange of a share of Class A common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day less the option exercise price paid for such shares of common stock, by (ii) the number of shares of common stock acquired upon exercise.

(2)
Reflects the aggregate number of shares of Class A common stock underlying RSUs and RSAs that vested in 2021. Of the amount shown for Mr. Grassadonia and Mses. Ahuja, Henry, and Whiteley, 24,506, 23,889, 35,772, and 19,053 shares, respectively, of Class A common stock were withheld or sold to cover tax withholding obligations upon vesting.

(3)
Calculated by multiplying (i) the fair market value of Class A common stock on the vesting date, which was determined using the closing price on the New York Stock Exchange of a share of common stock on the date of vest, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Mr. Grassadonia and Mses. Ahuja, Henry, and Whiteley, $5,633,164, $5,715,046, $8,179,787, and $4,382,698, respectively, represents the value of shares withheld or sold to cover tax withholding obligations upon vesting.

Pension Benefits
Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans or arrangements under which our named executive officers are entitled to participate.
Potential Payments on Termination or Change of Control
Each of our named executive officers was subject to a change of control and severance agreement during their employment with us in 2021. The terms of the change of control and severance agreements (the “COC agreements”) are described below, and key differences that apply to our Block Head are highlighted. Under the COC agreements, if, before a change of control, the Company decides to terminate a named executive officer’s employment with the Company without cause (excluding by reason of death or disability), the Company may make a written request that the named executive officer continue to remain employed with the Company
BLOCK 2022 Proxy Statement	48

or its subsidiaries for a specified transition period not to exceed 180 days from the date of the request (the “Transition Period”). During the Transition Period, the named executive officer will be expected to perform such transition and other duties as reasonably requested by the Company (or its subsidiaries) in its discretion. During the Transition Period, the named executive officer will continue to be paid their base salary, vest in their equity awards in accordance with their terms, and be eligible to participate in our bonus or commission plans (if any) and employee benefit plans, each in accordance with their terms. The Block Head’s change of control and severance agreement does not contain these Transition Period-related terms.
Under Ms. Ahuja’s COC agreement, if she remains employed by us or any of our subsidiaries through a “change in control” (as defined in our 2015 Plan), the vesting of any of her options that were outstanding when the original change of control and severance agreement was entered into will be accelerated upon the change in control as if she had been employed for an additional 12 months following such triggering event. If a change in control had occurred on December 31, 2021, Ms. Ahuja has one outstanding stock option award to which this would have applied had a change in control occurred on December 31, 2021. This option has an exercise price per share of $73.94 and therefore she would have realized $2,138,897 in value from this acceleration feature, based on the closing price of our Class A common stock on December 31, 2021, which was $161.51.
If our named executive officer’s employment is terminated by us without “cause” or due to their death or “disability” (as such terms are defined in their change of control and severance agreement), in either case, outside the Change of Control Period (as defined below), and (ii) under the COC agreements (but not under the Block Head’s agreement), the named executive officer has completed any Transition Period requested by the company (excluding the named executive officers’ early cessation of any such Transition Period due to their death or disability, or the termination of the Transition Period by us other than for cause before its scheduled expiration) they will be eligible to receive these payments and benefits if they timely sign and do not revoke a release of claims:
•
a lump-sum payment equal to base salary (as of immediately before their termination or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction for a number of days equal to (i) 180 minus (ii) the number of days in the entire Transition Period (or, if, during the Transition Period, the named executive officer’s employment is terminated by us without cause or due to their death or disability, the number of days in (ii) will be the actual days worked during the Transition Period) (the “Severance Period”). Under the Block Head’s change of control and severance agreement, the Block Head will instead be entitled to a lump-sum payment equal to 75% of his annual base salary;

•
a lump-sum payment equal to a pro rata portion (based on the number of full months the executive has worked during the performance period (measured as of the notice date we make a request for a Transition Period, if any) of the annual bonus that our named executive officer would have earned for the year of their termination if they had remained employed until eligible to receive the bonus;

•
a taxable lump-sum payment equal to the monthly COBRA premium required to continue health insurance coverage for our named executive officer and their eligible dependents through the end of the Severance Period regardless of whether our named executive officer elects COBRA coverage. Under the Block Head’s change of control and severance agreement this taxable lump sum is equal to 9 months of such monthly COBRA premiums;

BLOCK 2022 Proxy Statement	49

•
if the termination is due to reasons other than cause (excluding by reason of death or disability), each of the named executive officer’s then-outstanding time-based equity awards will immediately vest and become exercisable as to the number of shares subject to the time-based equity award that were otherwise scheduled to vest and become exercisable had the named executive officer remained employed with the company through the end of the Severance Period and no change of control occurred during the Severance Period. This provision does not apply to the Block Head’s change of control and severance agreement; and

•
if a termination (including an early termination of any company-requested Transition Period) occurs due to death or disability only, fully accelerated vesting and exercisability of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.

If, (i) within the three-month period before a change of control until the end of the 12-month period following such change of control (such period, the “Change of Control Period”), our named executive officer’s employment is terminated by us without cause or due to their death or disability or our named executive officer resigns for “good reason” (as defined in their change of control and severance agreement), and (ii) (but not under the Block Head’s agreement), our named executive officer has completed any company-requested Transition Period (excluding our named executive officer’s early cessation of any such Transition Period due to their death or disability, or the company’s termination of the Transition Period other than for cause before its schedule expiration), our named executive officer will be entitled to these benefits if they timely sign and do not revoke a release of claims:
•
a lump-sum payment equal to 100% of their annual base salary as of immediately before their termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control;

•	a lump-sum payment equal to 100% of their target annual bonus (for the year of their termination);
•
a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and their eligible dependents regardless of whether our named executive officer elects COBRA coverage; and

•
100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance or 100% of target levels.

In addition, if any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to our named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, they would be entitled to receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer. The change of control and severance agreements do not require us to provide any tax gross-up payments to our named executive officers.
BLOCK 2022 Proxy Statement	50

The following table summarizes the estimated payments and benefits that would be provided to our named executive officers upon termination and a change of control under our plans and arrangements with our named executive officers described above.
Name	Termination Without Cause Outside Change of Control Period			Termination by Death or Disability	Termination Without Cause or Termination for Good Reason Within Change of Control Period
	Cash Compensation ($)(1)	Health Care Benefits ($)(2)	Acceleration of Equity Vesting ($)(3)(4)	Acceleration of Equity Vesting ($)(4)(5)	Cash Compensation ($)(6)	Health Care Benefits ($)(7)	Acceleration of Equity Vesting ($)(4)(8)
Mr. Dorsey	2.06	—	—	—	2.75	—	—
Ms. Ahuja	250,000	15,979	6,220,485	28,124,169	500,000	31,958	28,124,169
Mr. Grassadonia	250,000	15,536	8,031,398	27,225,769	500,000	31,072	27,225,769
Ms. Henry	250,000	15,536	8,031,398	27,225,769	500,000	31,072	27,225,769
Ms. Whiteley	250,000	12,890	5,345,680	19,449,959	500,000	25,780	19,449,959
(1)
Cash compensation consists of a lump-sum payment equal to 180 days of annual base salary (for Mr. Dorsey, 75% of annual base salary) (as of immediately before their termination or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) and a lump-sum payment equal to a pro rata portion of the annual bonus that our named executive officer would have earned for the year of their termination if they had remained employed until eligible to receive the bonus at December 31, 2021.

(2)
Health care benefits consist of a taxable lump-sum payment equal to six months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and their eligible dependents regardless of whether our named executive officer elects COBRA coverage. Mr. Dorsey does not receive health insurance coverage from the Company.

(3)
For each named executive officer, other than our Block Head, we assumed 180 days of accelerated vesting of time-based equity awards. The Block Head’s change of control and severance agreement does not include this provision.

(4)
For each named executive officer, the estimated benefit amount of unvested RSUs and RSAs was calculated by multiplying the number of unvested RSUs and RSAs by the closing price of our Class A common stock on December 31, 2021, which was $161.51. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable named executive officer by the difference between the exercise price of the option and the closing price of our Class A common stock on December 31, 2021, which was $161.51.

(5)	For named executive officers, in the event of a termination due to death or disability, fully accelerated vesting and exercisability of all outstanding equity awards.
(6)
Cash compensation consists of a lump-sum payment equal to 100% of each named executive officer’s annual base salary as of immediately before their termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control, and a lump-sum payment equal to 100% of their target bonus for the year ended December 31, 2021.

(7)
Health care benefits consist of a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and their eligible dependents regardless of whether our named executive officer elects COBRA coverage.

(8)	For each named executive officer, we assume 100% accelerated vesting of all outstanding equity awards.
BLOCK 2022 Proxy Statement	51

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.
Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	Class A(2)	15,579,668	$69.76	140,056,034(3)
	Class B(4)	6,447,775	$9.38	0
Equity compensation plans not approved by stockholders	—	—	—	—
Total	Class A and Class B	22,027,443	$26.09	140,056,034
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs and RSAs, which have no exercise price, or any rights granted under our 2015 Employee Stock Purchase Plan, as amended and restated (the “ESPP”).

(2)
Includes the following plans: our 2015 Plan and our ESPP. Our 2015 Plan provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 40,000,000 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 8,400,000 shares, (ii) 1% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. On January 1, 2022, the number of shares of Class A common stock available for issuance under our 2015 Plan and our ESPP increased by 23,247,189 shares and 4,649,438 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

(3)
Consists of 21,905,825 shares of Class A common stock available under our ESPP, including shares subject to outstanding rights that were under offering periods in progress as of December 31, 2021, and 118,150,209 shares of Class A common stock available under our 2015 Plan.

(4)	Consists of shares outstanding under awards made under our 2009 Plan. Block no longer grants awards from this Plan.
BLOCK 2022 Proxy Statement	52

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:
•	each of our current directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 517,799,568 shares of our Class A common stock and 61,696,578 shares of our Class B common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Block, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power
Name of Beneficial Owner	Number	Percent	Number	Percent
Jack Dorsey(1)	—	*	48,844,566	79.17%	43.04%
Amrita Ahuja(2)	122,752	*	—	*	*
Brian Grassadonia(3)	512,480	*	797,116	1.28%	*
Alyssa Henry(4)	642,015	*	1,600,000	2.53%	1.45%
Sivan Whiteley(5)	207,989	*	17,292	*	*
Roelof Botha(6)	711,719	*	—	*	*
Amy Brooks(7)	6,236	*	—	*	*
Shawn Carter (8)	31,607	*	—	*	*
Paul Deighton(9)	30,185	*	—	*	*
Randall Garutti(10)	18,601	*	—	*	*
BLOCK 2022 Proxy Statement	53

	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power
Name of Beneficial Owner	Number	Percent	Number	Percent
James McKelvey(11)	125,061	*	12,259,025	19.87%	10.81%
Mary Meeker(12)	406,250	*	—	*	*
Anna Patterson(13)	13,571	*	—	*	*
Sharon Rothstein(14)	1,256	*	—	*	*
Lawrence Summers(15)	20,559	*	67,380	*	*
David Viniar(16)	72,066	*	253,200	*	*
Darren Walker(17)	2,968	*	—	*	*
All current executive officers and directors as a group (17 persons)(18)	2,925,315	0.56%	63,838,579	99.22%	55.18%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
+
Options to purchase shares of our Class B common stock included in this table may be early exercisable. To the extent such shares have not yet vested as of a given date, such shares will remain subject to repurchase by us at the original purchase price. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.

(1)
Consists of (i) 36,763,992 shares of Class B common stock held of record by the Jack Dorsey Revocable Trust u/a/d 12/8/10, for which Mr. Dorsey serves as trustee, and (ii) 12,080,574 shares of Class B common stock held of record by Start Small LLC, for which Mr. Dorsey serves as sole member.

(2)
Consists of (i) 71,274 shares of Class A common stock held of record by Ms. Ahuja, and (ii) 46,143 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, of which 33,501 shares are vested as of such date, and (iii) 5,335 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2022.

(3)
Consists of (i) 86,555 shares of Class A common stock held of record by Mr. Grassadonia, (ii) 797,116 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which all shares are vested as of such date, (iii) 420,590 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, of which 405,158 shares are vested as of such date, and (iv) 5,335 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2022.

(4)
Consists of (i) 337,529 shares of Class A common stock held of record by Ms. Henry, (ii) 1,600,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which all shares are vested as of such date, (iii) 299,151 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, of which 283,719 shares are vested as of such date, and (iv) 5,335 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2022.

(5)
Consists of (i) 33,385 shares of Class A common stock held of record by Ms. Whiteley, (ii) 17,292 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, of which all shares are vested as of such date, (iii) 170,784 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, of which 160,496 shares are vested as of such date, and (iv) 3,820 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2022.

BLOCK 2022 Proxy Statement	54

(6)
Consists of (i) 11,251 shares of Class A common stock held of record by Mr. Botha, (ii) a total of 684,741 shares of Class A common stock held of record by Mr. Botha's estate planning vehicles, (iii) 1,862 shares of Class A common stock held of record by Sequoia Capital U.S. Growth Fund IV, L.P., (iv) 77 shares of Class A common stock held of record by Sequoia Capital USGF Principals Fund IV, L.P. (the funds (iii)-(iv) collectively, the “SC USGF Funds”), (v) 11,388 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Fund XV, L.P., (vi) 1,750 shares of Class A common stock held of record by Sequoia Capital U.S. Venture XV Principal's Fund, L.P., (vii) 479 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Partners Fund XV (Q), L.P., and (viii) 171 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Partners Fund XV, L.P. (the funds (v)-(viii) collectively, the “SC USV XV Funds”). SC US (TTGP), Ltd., where Mr. Botha is a director, is the general partner of SCGF IV Management, L.P., which is the general partner of the SC USGF Funds. SC US (TTGP), Ltd. is the general partner of SC U.S. Venture XV Management, L.P., which is the general partner of the SC USV XV Funds. Mr. Botha may be deemed to share voting or investment control with respect to the securities held by the SC USGF and SC USV XV Funds. The address of each Sequoia entity is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(7)	Consists of (i) 6,236 shares of Class A common stock held of record by Ms. Brooks.
(8)
Consists of (i) 8,720 shares of Class A common stock held of record by Mr. Carter, (ii) 1,779 shares of Class A common stock held of record by an immediate family member, (iii) 20,812 shares of Class A common stock held of record by SC Panther, LLC, and (iv) 296 shares of Class A common stock held of record by SC Vessel 5, LLC, both of which Mr. Carter is the sole member.

(9)	Consists of (i) 30,185 shares of Class A common stock held of record by Mr. Deighton.
(10)	Consists of (i) 18,601 shares of Class A common stock held of record by Mr. Garutti.
(11)
Consists of (i) 61 shares of Class A common stock held of record by Mr. McKelvey, (ii) 12,259,025 shares of Class B common stock held of record by the James McKelvey, Jr. Revocable Trust dated July 2, 2014, for which Mr. McKelvey serves as trustee, and (iii) 125,000 shares of Class A common stock held of record by the Anna Elefteria Ntenta Revocable Trust dated November 30, 2017.

(12)
Consists of (i) 400,433 shares of Class A common stock held of record by Ms. Meeker, and (ii) 5,817 shares of Class A common stock held in the name of KPCB sFund Associates, LLC (“sFund Associates”), where Ms. Meeker is a member, which is the managing member of KPCB sFund, LLC (“sFund”) and, therefore, Ms. Meeker may be deemed to share voting or investment control with respect to the shares held by sFund Associates and sFund. The address of each is 2750 Sand Hill Road, Menlo Park, CA 94025.

(13)	Consists of (i) 13,571 shares of Class A common stock held of record by Dr. Patterson.
(14)	Consists of (i) 1,256 CDIs, each representing an ownership interest in a share of Class A common stock of Block, held of record by Ms. Rothstein.
(15)	Consists of (i) 20,559 shares of Class A common stock and 67,380 shares of Class B common stock held of record by Dr. Summers.
(16)
Consists of (i) 71,994 shares of Class A common stock and 26,250 shares of Class B common stock held of record by Mr. Viniar, (ii) 226,950 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, all of which shares are vested as of such date, and (iii) 72 CDIs, each representing an ownership interest in a share of Class A common stock of Block held in the name of Viniar Family LLC, of which Mr. Viniar is a managing member.

(17)	Consists of (i) 2,968 shares of Class A common stock held of record by Mr. Walker.
(18)
Consists of (i) 1,968,822 shares of Class A common stock, of which 1,328 are CDIs, each representing an ownership interest in a share of Class A common stock of Block, and 61,197,221 shares of Class B common stock held of record by our current executive officers and directors, (ii) 936,668 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2022, of which 882,874 are vested as of such date, (iii) 2,641,358 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2022, all of which are vested as of such date, and (iv) 19,825 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2022.

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PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Dorsey, our Block Head.
For 2021, our last completed fiscal year:
•	the median of the annual total compensation of all our employees (determined as described below, and other than our Block Head) was $169,093; and
•	the annual total compensation of our Block Head, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $2.75.
Based on this information, for 2021, the annual total compensation of our Block Head was less than 0.0001 times that of the median of the annual total compensation for all employees. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Block Head, we took the following steps:
1.
We determined that, as of December 31, 2021, our employee population consisted of 8,525 individuals working at our parent company and consolidated subsidiaries with approximately 8,109 of these individuals located in the U.S., Canada, Australia and Ireland (approximately 7,168 in the U.S., 495 in Canada, 302 in Australia, and 144 in Ireland). This population consisted of our full-time and part-time employees. As noted below, it did not include independent contractors. We did not retain or engage any temporary workers or similar workers as of December 31, 2021.

2.
We have chosen to exclude the approximately 416 employees located outside of the U.S., Canada Australia, and Ireland (140 in Norway, 72 in Japan, 57 in the United Kingdom, 21 in China, 97 in Spain, 7 in Germany, 7 in Poland, 5 in Brazil, 4 in Sweden 3 in Lithuania, 2 in Taiwan, and 1 in the Netherlands) from the determination of the “median employee,” given the small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. In total, we excluded certain non-U.S. employees comprising less than 5% of our total workforce from the identification of the “median employee,” as permitted by SEC rules.

3.
To identify the “median employee” from our U.S., Canada, Australia and Ireland employee population, we combined the actual salary, bonus, commissions and other taxable benefits (other than related to equity awards and our ESPP) as reflected in our payroll records as reported to the Canada Revenue Agency on Form T4, the Internal Revenue Service on Form W-2, the Australian Taxation Office and the Ireland Revenue Agency on the Statement of Liability through its electronic processes for 2021, as well as the match paid to our U.S employees under our 401(k) Plan and the aggregate grant date fair value of equity awards granted to employees in 2021.

4.
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

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5.
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $169,093.

6.	With respect to the annual total compensation of our Block Head, we used the amount reported in the “Total Compensation” column of our 2021 Summary Compensation Table included in this proxy statement.
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CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Our audit and risk committee reviewed and approved each of the transactions described below pursuant to our related person transactions policy.
Twitter
We engage Twitter, Inc. (“Twitter”) to provide certain marketing and advertising services (the “Twitter Services”). During the fiscal year ended December 31, 2021, we purchased approximately $2.4 million of marketing and advertising services from Twitter, including direct purchases and purchases through third-party agencies.
Jack Dorsey, our Block Head and the Chairperson of our board of directors, served as the Chief Executive Officer of Twitter until November 2021 and currently serves as a director of Twitter. As a result, Mr. Dorsey may be deemed to have an indirect material interest in the Twitter Services.
Shake Shack
We are party to an amended and restated enterprise services agreement and a Cash App boost agreement with Shake Shack Enterprises, LLC, a subsidiary of Shake Shack Inc. (“Shake Shack”), pursuant to which we provide certain products and services related to payment processing, software as a service, hardware and instant rewards (collectively, the “Shake Shack Services”). In January 2021, we extended our Cash Boosts partnership with Shake Shack. During the fiscal year ended December 31, 2021, we received approximately $2.9 million in revenue from the Shake Shack Services and Cash Boosts partnership and made approximately $25,000 in payments to Shake Shack in connection with the Cash Boosts partnership.
Additionally, a subsidiary of Shake Shack was sued in federal court for allegedly infringing a patent owned by Electronic Receipts Delivery Systems, LLC (“ERDS”) because of its use of one of our applications to send out digital receipts. Since Shake Shack was sued for allegedly using one of our products, in 2020 we agreed to defend Shake Shack against ERDS and to indemnify Shake Shack for any liabilities or expenses it incurs as a result of the lawsuit to the extent that the claims are being directed at our products or services (the “Shake Shack Indemnification,” and together with the “Shake Shack Services,” the “Shake Shack Transactions”). During the fiscal year ended December 31, 2021, we did not make any payments in connection with the Shake Shack Indemnification, but payments made in connection with the Shake Shack Indemnification may exceed $120,000 over time.
Randy Garutti, a member of our board of directors, is a director and Chief Executive Officer of Shake Shack. As a result, Mr. Garutti may be deemed to have an indirect material interest in the Shake Shack Transactions.
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St. Louis Lease
As previously disclosed, in July 2019, we entered into a lease agreement with 900 N. Tucker Building, LLC (“900 N. Tucker”) for a 15.5-year lease of office space in St. Louis, Missouri (the “St. Louis Lease”). Block began occupying the office space in July 2021. During the fiscal year ended December 31, 2021, we made approximately $1.3 million in payments in connection with the St. Louis Lease. During the fiscal year ending December 31, 2022, we expect to make monthly lease payments in accordance with the previously disclosed terms of the St. Louis Lease, as well as associated costs such as parking fees, management fees and annual direct expenses (e.g., operating and tax expenses). We expect that these lease payments will be offset, in part, by tenant improvement allowances under the terms of the St. Louis Lease.
Jim McKelvey, our co-founder and a member of our board of directors, is affiliated with 900 N. Tucker. As a result, Mr. McKelvey may be deemed to have an indirect material interest in the St. Louis Lease.
TIDAL Acquisition Consideration
We acquired a majority ownership stake in TIDAL in April 2021 and as part of the acquisition’s consideration Mr. Shawn Carter directly and indirectly through entities affiliated with him, received approximately $63.4 million in the aggregate, and a family member received approximately $450,000, in each case, in the form of cash and common stock (the “Acquisition Consideration”). Mr. Carter was also reimbursed $4.5 million in connection with certain insurance expenses related to the transaction.
Shawn Carter, who was appointed as a member of our board of directors upon the acquisition’s closing, retains a minority interest in TIDAL’s parent company.
Roc Nation
In connection with our acquisition of a majority ownership stake in TIDAL, we entered into a sublease agreement with Roc Nation, an entertainment company, in April 2021 for approximately 15,875 square feet of office space in New York City at an annual base rate of approximately $1.5 million (the “Roc Nation Sublease”). The Roc Nation Sublease has a term of one-year, during which time it was expected that members of the TIDAL team would occupy the space. The Roc Nation Sublease was terminated in October 2021. During the fiscal year ended December 31, 2021, we made approximately $700,000 in payments in connection with the Roc Nation Sublease.
Additionally, we entered into one-year partnerships with two musical artists represented by Roc Nation for certain Cash App marketing campaigns (the “Roc Nation Marketing Services”). During the fiscal year ended December 31, 2021, we made approximately $165,000 in payments in connection with the Roc Nation Marketing Services under this partnership. We also engaged Roc Nation and its affiliate ESM Productions LLC (“ESM”) for broadcast and artist services for TIDAL’s stage at certain music concerts (“Roc Nation Concert Services”). During the fiscal year ended December 31, 2021, we made approximately $260,000 in payments to ESM and approximately $192,000 to Roc Nation in connection with Roc Nation Concert Services.
Further, TIDAL engaged ESM in June 2021 for certain production services for a documentary entitled “Triumph Over Trauma: Black Wall Street Then and Now” (the “ESM Production Services”). During the fiscal year ended December 31, 2021, we made approximately $350,000 in payments in connection with the ESM Production Services under this engagement.
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Mr. Carter has an ownership interest in Roc Nation and is its co-founder. Roc Nation holds an approximate 50% ownership interest in ESM. As a result, Mr. Carter may be deemed to have an indirect material interest in the Roc Nation Sublease, Roc Nation Marketing Services, Roc Nation Concert Services, and ESM Production Services.
SubX
We engaged SubX Live, Inc., a software development company (“SubX”) to perform certain SaaS services relating to the development and customization of trivia platform experience for Cash App (the “SubX Services”). During the fiscal year ended December 31, 2021, we made $150,000 in payments in connection with the SubX Services.
Harpreet Marwaha, the spouse of our Chief Financial Officer Amrita Ahuja, is the chief executive officer and majority shareholder of SubX. As a result, Ms. Ahuja may be deemed to have an indirect material interest in the SubX Services.
Morgan Stanley
In June 2021, we engaged Morgan Stanley as our financial advisor in connection with our acquisition of Afterpay (the “MS Services”). During the fiscal year ending December 31, 2021, we paid $5 million upon the acquisition’s signing in connection with the MS Services. The MS Services closing payment in the amount of $25 million was made after the acquisition closed in January 2022.
During 2021, Morgan Stanley held greater than 5% of the outstanding shares of our Class A common stock. As a result, Morgan Stanley may be deemed to have an indirect material interest in the MS Services.
Other Transactions
We have entered into change of control and severance agreements with our current executive officers that, among other things, provide for certain severance and change of control benefits. See the section titled “Executive Compensation—Potential Payments on Termination or Change of Control.”
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
A family member of Brian Grassadonia, our Cash App Lead, is employed by us in a non-executive position. The approximate dollar value of the employee’s total cash and equity compensation for the year ended December 31, 2021 was less than $280,000. The family member also receives benefits consistent with other employees serving in the same capacity.
Other than as described above, since January 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
Our audit and risk committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in
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which a related person has or will have a direct or indirect material interest. The charter of our audit and risk committee provides that our audit and risk committee shall review and approve any related party transaction for which review or oversight is required by applicable law or that is required to be disclosed in our financial statements or SEC filings.
We have a formal written policy providing that our audit and risk committee must pre-approve any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest. In approving or rejecting any such transaction, our audit and risk committee is to consider the relevant facts and circumstances available and deemed relevant to our audit and risk committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether such transaction would impair the independence of an outside director, whether such transaction would present an improper conflict of interest for any director or executive officer of our company, whether the transaction is part of the ordinary course of business and the extent of the related person’s interest in the transaction. Any member of the audit and risk committee who has an interest in a potential related party transaction under discussion will abstain from voting on the approval of such transaction. If a related party transaction will be ongoing, the audit and risk committee may establish guidelines for us to follow in our ongoing dealings with the related party.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting. The Annual Meeting will be held virtually on Tuesday, June 14, 2022, at 10:00 a.m. (U.S. Pacific Time). The Annual Meeting will be a completely virtual meeting. Stockholders can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2022, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting. CDI holders can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2022 as a guest, where you will be able to listen to the meeting live. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 28, 2022 (U.S. Eastern Time) to all stockholders entitled to vote at the Annual Meeting, and the CDI Notice of Access Letter is being mailed or emailed from Australia to CDI holders on or about April 29, 2022 (Australia time).
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on:
•	The election of two Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
•	The approval, on an advisory basis, of the compensation of our named executive officers;
•	The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers;
•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•	A stockholder proposal, if properly presented at the annual meeting; and
•	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	“FOR” the election of each of Jack Dorsey and Paul Deighton as Class I directors;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•	for the approval, on an advisory basis, of “ONE YEAR”, as the frequency of future stockholder advisory votes on the compensation of our named executive officers;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•	“AGAINST” the stockholder proposal regarding a change in stockholder voting.
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Who is entitled to vote?
Holders of our Class A common stock, or Class B common stock as of the close of business on April 21, 2022 (U.S. Eastern Time), the record date for the Annual Meeting, may vote at the Annual Meeting, and holders of our CDIs as of the close of business on April 21, 2022 (U.S. Eastern Time) may attend the Annual Meeting as guests but cannot vote at the Annual Meeting. Instead, CDI holders must vote the Class A common stock underlying their CDIs before 11:59 p.m. (Australian Eastern Standard Time) on Wednesday, June 8, 2022. Shares of our Class A common stock also trade on the Australian Stock Exchange, or ASX, in the form of CDIs. Each CDI represents a beneficial interest in one share of our Class A common stock. As of the record date, there were 518,695,380 shares of our Class A common stock outstanding (including 43,942,303 CDIs exchangeable into shares of our Class A common stock) and 61,696,578 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares of our common stock live by following the instructions provided on your Notice or the instructions that accompanied your proxy materials to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
CDI Holders. If you own Block CDIs, then you are the beneficial owner of one share of Block Class A common stock for every CDI you own. Legal title is held by CHESS Depositary Nominees Pty Limited, or CDN. CDN is considered the stockholder of record for purposes of voting at our annual meeting. As the beneficial owner, you have the right to direct CDN on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting as a guest, however, because you are not a stockholder of record, you cannot vote the shares underlying your CDIs and/or ask questions in person at the virtual Annual Meeting. We encourage CDI holders to lodge their votes online prior to the Annual Meeting. CDI holders can direct CDN to vote on their behalf by lodging a vote by contacting Computershare Australia using the details on the Notice of Access Letter to request a hard copy of the CDI voting form to be sent in the mail to their registered address, or through our online voting site at www.investorvote.com.au before 11:59 pm (Australian Eastern Standard Time) on Wednesday, June 8, 2022.
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How many votes are needed for approval of each proposal?
•
Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the two nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee, whether as a result of a withhold vote or a broker non-vote (described below), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•
Proposal Nos. 2, 4 and 5: The non-binding advisory vote on our executive compensation, approval of the ratification of the appointment of the independent registered public accounting firm, and stockholder proposal regarding a change in stockholder voting each requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against” or “Abstain” with respect to these proposals. Abstentions are considered shares present and entitled to vote on these proposals, and thus, will have the same effect as a vote “Against” these proposals. To the extent there are any broker non-votes, they will have no effect on the outcome of these proposals.

•
Proposal No. 3: For the non-binding advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes from the holders of shares of common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders. If you “Abstain” from voting on this proposal, it will have no effect on the outcome. Broker non-votes also will have no effect on the outcome of this proposal.

With respect to the approval of our executive compensation, the frequency of stockholder advisory votes on the compensation of our named executive officers and the stockholder proposal, because these proposals are an advisory vote, the result will not be binding on our board of directors, our compensation committee or the Company. However, our board of directors and our compensation committee will consider the outcome of the votes on executive compensation and frequency of stockholder advisory votes on the compensation of our named executive officers when determining named executive officer compensation and how often we should submit to stockholders an advisory vote on the compensation of our named executive officers, respectively. In addition, the board of directors will take into account the outcome of the vote regarding the stockholder proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
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How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
by Internet at www.proxyvote.com or via the QR code on your Notice or proxy card, 24 hours a day, seven days a week, until 11:59 p.m. (U.S. Eastern Time) on June 13, 2022 (please have your Notice or proxy card in hand when you visit the website);

•
by toll-free telephone at 1-800-690-6903, until 11:59 p.m. (U.S. Eastern Time) on June 13, 2022 (please follow the instructions on your proxy card or voting instruction form from your broker provided to you by email or over the Internet);

•	by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•
by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2022, where you may vote and submit questions during the meeting. Please have your Notice, proxy card or the instructions that accompanied your proxy materials in hand when you visit the website.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
If you are a CDI holder, you may instruct CDN to vote the Class A common stock underlying your CDIs on your behalf by directing CDN how to vote by contacting Computershare Australia using the details on the Notice of Access Letter to request a hard copy of the CDI voting form to be sent in the mail to your registered address, or lodging a vote through our online voting site at www.investorvote.com.au before 11:59 p.m. (Australian Eastern Standard Time) on Wednesday, June 8, 2022.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Corporate Secretary of Block, Inc., in writing, at Block, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.
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If you own CDIs, you can change or revoke your vote by visiting our online voting site at www.investorvote.com.au before 11:59 p.m. (Australian Eastern Standard Time) on Wednesday, June 8, 2022.
What do I need to do to attend and participate in the Annual Meeting?
The Annual Meeting will again be a completely virtual meeting of stockholders, which we believe provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2022, which will allow such stockholders to submit questions during the meeting and vote shares electronically at the meeting. CDI holders can visit our online voting site at www.investorvote.com.au and submit a question before 11:59 p.m. (Australian Eastern Standard Time) on Wednesday, June 8, 2022.
We designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world. During the meeting, stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will have the ability to submit questions real-time via the virtual meeting website, with a limit of one question per stockholder. CDI holders will not have the ability to submit questions real-time via the virtual meeting website but CDI holders can visit our online voting site at www.investorvote.com.au and submit a question before 11:59 p.m. (Australian Eastern Standard Time) on Wednesday, June 8, 2022. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to our business operations will be answered.
To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or the instructions that accompanied your proxy materials to attend the annual meeting. As a beneficial owner of our Class A common stock, CDI holders are invited to attend the Annual Meeting as a guest by visiting www.virtualshareholdermeeting.com/SQ2022, where you will be able to listen to the meeting live. The Annual Meeting webcast will begin promptly at 10:00 a.m. (U.S. Pacific Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. (U.S. Pacific Time), and you should allow ample time for the check-in procedures.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-986-0822 (domestic) or 303-562-9302 (international).
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Jack Dorsey, Amrita Ahuja and Sivan Whiteley have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations
BLOCK 2022 Proxy Statement	66

of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting pursuant to our amended and restated bylaws, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2022 (U.S. Eastern Time) to all stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). Stockholders may also request to receive proxy materials for this Annual Meeting or future meetings of stockholders in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
Why did I receive a Notice of Access Letter instead of a full set of proxy materials?
If you hold CDIs listed on the ASX, you will receive your Notice of Access Letter from Computershare Australia. If you received the Notice of Access Letter by electronic mail or mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice of Access Letter tells you how to use the Internet to access and review this proxy statement, our annual report on Form 10-K, and how you may submit your proxy via the Internet or how to request a hard copy of the CDI voting form to be sent in the mail to your registered address.
How are proxies solicited for the Annual Meeting?
Our board of directors and employees are soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you. We refer to the absence of a vote, including on a non-routine proposal, where the broker has not received instructions as a “broker non-vote.”
BLOCK 2022 Proxy Statement	67

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
If you are a stockholder of record, upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to such stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc. (“Broadridge”):
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com
Additionally, stockholders of record who share the same address and receive multiple copies of the Notice can request a single Notice by contacting Broadridge at the address, email address or telephone number above.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
If you are a CDI holder, you will receive your Notice of Access Letter from Computershare. If you received the Notice of Access Letter by electronic mail or mail, you will not automatically receive a printed copy of the proxy materials in the mail. Multiple CDI holders who share the same address will receive their own copy of the Notice of Access Letter, so long as each CDI holder is registered separately on the register or with the ASX.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later
BLOCK 2022 Proxy Statement	68

than December 29, 2022 (U.S. Eastern Time). In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Block, Inc.
Attention: Corporate Secretary
1455 Market Street, Suite 600
San Francisco, California 94103
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such annual meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•	not earlier than the close of business on February 14, 2023; and
•	not later than the close of business on March 16, 2023.
In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2023 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2023 annual meeting of stockholders; or
•
the 10th day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of the 2023 annual meeting of stockholders.

If a stockholder who has properly notified us of their or its intention to present a proposal at an annual meeting of stockholders does not appear to present their or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Recommendation and Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Chief Legal Officer or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended
BLOCK 2022 Proxy Statement	69

and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at https://investors.block.xyz and via the SEC’s website at https://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
BLOCK 2022 Proxy Statement	70

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2021, all Section 16(a) filing requirements were satisfied on a timely basis, except with respect to one Form 4 reporting one transaction by Roelof Botha and one Form 4 reporting two transactions by Shawn Carter that were not timely filed.
Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders along with this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.block.xyz and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Block, Inc., Attention: Investor Relations, 1455 Market Street, Suite 600, San Francisco, California 94103.
*  *  *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS

April 28, 2022
BLOCK 2022 Proxy Statement	71

BLOCK

BLOCK, INC.
1455 MARKET STREET, SUITE 600
SAN FRANCISCO, CA 94103

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. U.S. Eastern Time on June 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to – **www.virtualshareholdermeeting.com/SQ2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. U.S. Eastern Time on June 13, 2022.. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73779-P69573

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLOCK, INC.

The Board of Directors recommends you vote FOR each of the following Class I nominees:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

Nominees:

01) Jack Dorsey
02) Paul Deighton

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

The Board of Directors recommends you vote ONE YEAR on the following proposal:

	ONE Year	TWO Years	THREE Years	Abstain
3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5. STOCKHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE MEETING, REGARDING A CHANGE IN STOCKHOLDER VOTING.	☐	☐	☐

NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D73780-P69573

BLOCK, INC.
Annual Meeting of Stockholders
June 14, 2022 10:00 AM U.S. PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Jack Dorsey, Amrita Ahuja and Sivan Whiteley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BLOCK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM U.S. PDT on June 14, 2022, at www.virtualshareholdermeeting.com/SQ2022, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side